Exhibit 99.3

DESCRIPTION OF THE NEW PEABODY NOTES

In this “Description of the New Peabody Notes,” the terms “we,” “us,” “our” and “Company” refer only to Peabody Energy Corporation and any successor obligor, and not to any of its subsidiaries. You can find the definitions of certain other terms used in this description under “—Certain Definitions.”

On the Issue Date, the Company will issue up to $255.58 million in initial aggregate principal amount of 8.500% senior secured notes due 2024 (the “notes”) under an indenture (the “indenture”), among itself, the Guarantors and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”), in a private transaction that is not subject to the registration requirements of the Securities Act. Holders of the notes will not be entitled to any registration rights. See “Notice to Investors.” It is not anticipated that the indenture will be qualified under, or subject to, the Trust Indenture Act of 1939, as amended, and, as a result, holders of the notes will not receive the protection afforded thereby. The Security Documents referred to below define the terms of the agreements that will secure the notes and the Note Guarantees. Only registered holders of notes will have rights under the indenture, and all references to “holders” or “noteholders” in the following description are to registered holders of notes.

The following description is a summary of the material provisions of the indenture, the notes and the Security Documents. Because this is a summary, it may not contain all the information that is important to you. You should read each of these documents in its entirety because such documents, and not this description, will define the Company’s obligations and your rights as holders of the notes.

Brief Description of the New Peabody Notes

The notes:

(1)	will be general senior secured obligations of the Company;

(2)

will be secured, equally and ratably, on a first-priority basis with all other Priority Lien Obligations (including a shared lien of equal priority with the Obligations under any Credit Facility that is a Priority Lien Obligation), by Liens on the assets of the Company that constitute Peabody Collateral, subject to certain exceptions and Permitted Liens;

(3)

will be secured, equally and ratably, on a second-priority basis with all other Priority Lien Obligations (including a shared lien of equal priority with the Obligations under any Credit Facility that is a Priority Lien Obligation), in the Second Lien Collateral;

(4)

will be pari passu in right of payment with all existing and future senior Debt of the Company; the payment obligations of the Company under the notes shall at all times rank at least equally with all the Company’s other present and future Indebtedness;

(5)	will be effectively senior to any future senior unsecured Obligations or Junior Lien Obligations of the Company to the extent of the value of the Collateral;

(6)	will be structurally subordinated to any existing and future Debt and other liabilities of the Company’s non-Guarantor Subsidiaries (including, without limitation, any Unrestricted Subsidiaries);

(7)	will be senior in right of payment to any future subordinated Debt of the Company; and

(8)	will be unconditionally guaranteed by the Guarantors.

The notes will mature on December 31, 2024. The notes will bear interest commencing the date of issue at the rate of 8.500% per annum. Subject to the provisions of the indenture, cash interest (“Cash Interest”) will accrue on the Accreted Value of the notes at the rate of 6.000% per annum from the Issue Date, or from the most recent date after the Issue Date to which interest has been paid or provided for. Cash Interest will be payable semiannually in arrears on June 30 and December 31 of each year, commencing on June 30, 2021, to holders of record on the immediately preceding June 15 and December 15, respectively. In addition, additional interest payable as paid-in-kind interest (“PIK Interest”) will accrue on the Accreted Value of notes at the rate of 2.500% per annum from the Issue Date, or from the most recent date after the Issue Date to which interest has been paid or provided for. PIK Interest will be payable semiannually in arrears on June 30 and December 31 of each year, commencing on June 30, 2021, to holders of record on the immediately preceding June 15 and December 15, respectively, by increasing the principal amount of the notes by the amount of such PIK Interest accrued for such interest period, rounded up to the nearest $1.00. The Accreted Value of the notes as of any date will be the principal amount of the notes as of such date (or such lesser or greater amount as shall be outstanding under the indenture from time to time, and subject to any redemption, repurchase or other retirement thereof, in whole or in part), and will reflect the amount of any PIK Interest through the immediately preceding interest payment date. If any note is surrendered for exchange on or after a record date for an interest payment date that will occur on or after the date of such exchange, the exchanging holder will receive interest on the interest payment date solely in the form of Cash Interest and interest on the note received in exchange thereof will accrue from such interest payment date. The notes will be issued in an aggregate initial principal amount of up to $255.58 million (the “initial notes”). The initial notes will have an initial Accreted Value equal to their initial principal amount.

The notes will bear interest, payable in cash, on overdue principal, and, to the extent lawful, on overdue interest, at a rate that is 2.00% per annum higher than the rate otherwise applicable to Cash Interest on the notes. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

Interest payable on the maturity date and upon redemption will be payable solely as Cash Interest, with any PIK Interest that would have been due at such date compounded into the principal amount due on such date.

Except as set forth in “—Book-Entry, Delivery and Form,” the notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof; provided that after the first interest payment date, the notes will be in minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof.

Additional Notes

Subject to the covenants described below, the Company may issue additional notes (the “Additional Notes”), in an unlimited amount from time to time under the indenture having the same terms in all respects as the notes except that interest on such Additional Notes may, if provided in such Additional Notes, accrue from the date of their issuance or from the most recent interest payment date and not from the Issue Date. Any Additional Notes will be secured, equally and ratably, with the notes and any other Priority Lien Obligations. Except as otherwise stated herein, the notes offered hereby and any Additional Notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase and will vote together as one class on all matters. Notwithstanding the foregoing, any Additional Notes that are not fungible with the notes offered hereunder for United States federal income tax purposes shall have a separate CUSIP number and ISIN from the notes. Unless the context requires otherwise, references to “notes” for all purposes of the indenture and this “Description of the New Peabody Notes” include any Additional Notes that are actually issued.

The Note Guarantees

The obligations of the Company pursuant to the notes, including any repurchase obligation resulting from a Change of Control, will be unconditionally guaranteed, jointly and severally, on a senior secured basis, by each of the Company’s Restricted Subsidiaries that guarantees the obligations of the Company under the Existing Credit Facility, the LC Agreement, the 2025 Notes Indenture, the 2022 Notes Indenture and any other Priority Lien Debt.

Each Note Guarantee of the notes:

(1)	will be a general senior secured obligation of such Guarantor;

(2)

will be secured, equally and ratably, on a first-priority basis with all other Priority Lien Obligations (including a shared lien of equal priority with the Obligations under any Credit Facility that is a Priority Lien Obligation), by Liens on the assets of such Guarantor that constitute Peabody Collateral, subject to certain exceptions and Permitted Liens;

(3)

will be secured, equally and ratably, on a second-priority basis with all other Priority Lien Obligations (including a shared lien of equal priority with the Obligations under any Credit Facility that is a Priority Lien Obligation), by Liens on the assets of such Guarantor that constitute Second Lien Collateral;

(4)	will be pari passu in right of payment with all existing and future senior Debt of such Guarantor;

(5)	will be effectively senior to any future senior unsecured Obligations or Junior Lien Obligations of such Guarantor to the extent of the value of the Collateral; and

(6)	will be senior in right of payment to any future subordinated Debt of such Guarantor.

Not all of our Subsidiaries will guarantee the notes. For instance, none of our Foreign Subsidiaries and none of our Foreign Subsidiary Holdcos will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-Guarantor Subsidiaries, the non-Guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. As of and for the twelve months ended September 30, 2020, on a pro forma basis after giving effect to the Refinancing Transactions, the non-Guarantor Subsidiaries represented approximately 29% of our total consolidated liabilities, generated 38% of our consolidated revenues (after intercompany eliminations) and held 45% of our consolidated assets (after intercompany eliminations).

On the Issue Date, all of our Subsidiaries will be “Restricted Subsidiaries” except for Ribfield Pty. Ltd, Middlemount Mine Management Pty Ltd, Middlemount Coal Pty Ltd, Newhall Funding Company, P&L Receivables Company, LLC, Sterling Centennial Missouri Insurance Corporation, Wilpinjong Coal Pty Ltd, PIC AU Holdings LLC, PIC AU Holdings Corporation, and PIC Acquisition Corp. Our Unrestricted Subsidiaries will not be subject to the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes. Other than the Unrestricted Subsidiaries listed above, the indenture governing the notes will prohibit the designation of any other Subsidiary as an Unrestricted Subsidiary.

The Note Guarantees will be joint and several obligations of the Guarantors. Each Note Guarantee will be limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable law. By virtue of this limitation, a Guarantor’s obligation under its Note Guarantee could be significantly less than amounts payable with respect to the notes, or a Guarantor may have effectively no obligation under its Note Guarantee. See “Risk Factors—Risks Related to the Notes and the Refinancing Transactions—Fraudulent transfer and other laws may limit your rights as a noteholder.”

The Note Guarantee of a Guarantor will automatically terminate upon:

(1)

a sale or other disposition (including by way of consolidation or merger or otherwise) of the Guarantor or the sale or other disposition of all or substantially all the assets of the Guarantor (other than to the Company or a Restricted Subsidiary) in connection with a transaction or circumstance that does not violate the indenture,

(2)

a disposition of the majority of the Capital Stock of the Guarantor to a third Person in connection with a transaction or circumstance that does not violate the indenture, after which the Guarantor is no longer a Restricted Subsidiary,

(3)	a liquidation or dissolution of the Guarantor so long as no Default occurs as a result thereof, if its assets are distributed to the Company or another Guarantor,

(4)	the Guarantor ceasing to be a Restricted Subsidiary in accordance with the indenture, or

(5)	legal defeasance, covenant defeasance or satisfaction and discharge of the indenture, as provided in “—Defeasance and Discharge.”

Collateral

The obligations of the Company with respect to the notes, the obligations of the Guarantors under the Note Guarantees and the performance of all other obligations of the Company and the Guarantors under the indenture will be secured equally and ratably by (a) first priority Liens in the Peabody Collateral granted to the Priority Collateral Trustee for the benefit of the holders of the notes and any other Priority Lien Obligations and (b) second priority liens on the Second Lien Collateral. These Liens will be senior in priority to the Liens securing Junior Lien Obligations with respect to the Collateral. The Liens securing Junior Lien Obligations will be held by the Junior Collateral Trustee. The notes offered hereby will be considered to be Priority Lien Debt for purposes of the Collateral Trust Agreement. All Liens securing Priority Lien Obligations will be held by the Priority Collateral Trustee and administered pursuant to the Collateral Trust Agreement. References to “Collateral Trustee” herein shall mean each of (i) the Priority Collateral Trustee and (ii) the Junior Collateral Trustee.

The Collateral comprises (a) first priority liens over (i) substantially all of the assets of the Company, Pledgor and the Guarantors, except for the Excluded Assets, (ii) 100% of the capital stock of each Domestic Restricted Subsidiary of the Company, 100% of the capital stock of each first tier Foreign Subsidiary of the Company or a Foreign Subsidiary Holdco, except in each case to the extent that such capital stock constitutes an Excluded Asset, (iii) a legal charge by Pledgor of 100 % of the voting capital stock and 100% of the non-voting capital stock of Peabody Investments (Gibraltar) Limited, provided that, if at any time after the Issue Date, in the good faith determination by the Company that the pledge of 100% of the voting capital stock of Peabody Investments (Gibraltar) Limited could reasonably result in a material cash tax liability, the legal charge over the stock of Peabody Investments (Gibraltar) Limited shall be reduced to levels such that there is no such material cash tax liability and (iv) all intercompany debt owed to the Company, Pledgor or any Guarantor (the “Peabody Collateral”) and (b) second priority liens on the Second Lien Collateral (clauses (a) and (b), collectively (the “Collateral”). The Collateral Trustee will not hold liens for the benefit of the holders of Secured Debt Obligations on any Excluded Assets.

Certain security interests in favor of the Peabody Collateral Trustee may not be in place and/or perfected (to the extent possible under applicable law) as of the Issue Date. With respect to any liens on or security interests in the Peabody Collateral that are not created or perfected (to the extent possible under applicable law) on or prior to such date, the Company will be required to have all such security interests created or perfected (to the extent possible under applicable law) within 90 days after the Issue Date (or such later date as may be agreed to in accordance with the Transaction Support Agreement); however no assurance can be given that such security interest will be granted or perfected on a timely basis.

Collateral Trust Agreement

The Company and the other Grantors have entered into the Collateral Trust Agreement, dated as of April 3, 2017, with the Junior Collateral Trustee, the Priority Collateral Trustee and each other Secured Debt Representative. The Collateral Trust Agreement sets forth the terms on which each of the Priority Collateral Trustee and the Junior Collateral Trustee receives, holds, administers, maintains, enforces and distributes the proceeds of all Liens upon the Collateral at any time held by it, in trust for the benefit of the current and future holders of the Secured Obligations (or applicable Series or Class thereof).

Collateral Trustee

Wilmington Trust, National Association was appointed pursuant to the Collateral Trust Agreement to serve as Priority Collateral Trustee for the benefit of the holders of the notes offered hereby and all other Priority Lien Obligations outstanding from time to time.

Wilmington Trust, National Association was appointed pursuant to the Collateral Trust Agreement to serve as Junior Collateral Trustee for the benefit of the holders of the Junior Lien Obligations outstanding from time to time.

Neither the Company nor any of its Affiliates may act as Collateral Trustee.

Each of the Priority Collateral Trustee and the Junior Collateral Trustee will hold (directly or through co-trustees or agents), and will be entitled to enforce, all Liens on the Collateral at any time held by it created by the relevant Security Documents.

Except as provided in the Collateral Trust Agreement or as directed by an Act of Required Secured Parties in accordance with the Collateral Trust Agreement (or, following the Junior Lien Enforcement Date, as directed by the Required Junior Lien Debtholders in accordance with the Collateral Trust Agreement, subject to the terms described below under the caption “—Restrictions on Enforcement of Junior Liens”), the Collateral Trustee is not obligated:

(1)	to act upon directions purported to be delivered to it by any Person;

(2)	to foreclose upon or otherwise enforce any Lien; or

(3)	to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

The Company will deliver to each Secured Debt Representative copies of all Security Documents delivered to the Collateral Trustee acting for the benefit of such Secured Debt Representative.

Enforcement of Liens

The Collateral Trust Agreement provides that if a Secured Debt Representative delivers at any time to the Collateral Trustee written notice that any event has occurred that constitutes a default under any Secured Debt Document entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens under the applicable Security Documents, such Secured Debt Representative will promptly deliver written notice thereof to each other Secured Debt Representative and the other Collateral Trustee. Thereafter, the Collateral Trustee may await direction by an Act of Required Secured Parties and will act, or decline to act, as directed by an Act of Required Secured Parties, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Secured Parties; provided, however, that from and after the Junior Lien Enforcement Date (as defined below), the Junior Collateral Trustee shall exercise or decline to exercise enforcement rights, powers and remedies as directed by the Required Junior Lien Debtholders, as described below under the caption “—Restrictions on Enforcement of Junior Liens,” unless the Priority Lien Secured Parties or a Priority Lien Representative shall have caused the Priority Collateral Trustee to commence and diligently pursue the exercise of rights and remedies with respect to all or any material portion of the Collateral (with prompt written notice of the commencement of such action to be given to the Junior Lien Representatives). Unless it has been directed to the contrary by an Act of Required Secured Parties (or, from and after the Junior Lien Enforcement Date, as directed by the Required Junior Lien Debtholders, subject to the terms described under the caption “—Restrictions on Enforcement of Junior Liens”) or as otherwise expressly provided in the Collateral Trust Agreement, the Collateral Trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Secured Debt Document as it may deem advisable and in the best interest of the Secured Parties.

Priority of Liens

The Collateral Trust Agreement provides that notwithstanding anything therein or in any other Security Document to the contrary, and notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Junior Lien Obligations granted on the Collateral or of any Liens securing the Priority Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, the time of incurrence of any Series of Priority Lien Debt or Series of Junior Lien Debt or any other applicable law or the Junior Lien Documents or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the Priority Lien Obligations, the subordination of such Liens to any other Liens, or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced against the Company or any other Grantor, the Collateral Trust Agreement and the other Security Documents will create two separate and distinct Trust Estates and Liens:

(1) each Grantor’s right, title and interest in, to and under all Collateral, granted to the Priority Collateral Trustee under any Priority Lien Security Document for the benefit of the Priority Lien Secured Parties, together with all of the Priority Collateral Trustee’s right, title and interest in, to and under the Priority Lien Security Documents, and all interests, rights, powers and remedies of the Priority Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Senior Trust Estate”), and Priority Lien securing the payment and performance of the Priority Lien Obligations;

(2) Lien Obligations now or hereafter held by the Priority Collateral Trustee for the benefit of the Priority Lien Secured Parties or held by any Priority Lien Secured Party, in each case, whether by grant, possession, statute, operation of law, subrogation or otherwise, are senior and prior to any Liens on Collateral securing the Junior Lien Obligations; and

(3) each Grantor’s right, title and interest in, to and under all Collateral granted to the Junior Collateral Trustee under any Junior Lien Security Document for the benefit of the Junior Lien Secured Parties, together with all of the Junior Collateral Trustee’s right, title and interest in, to and under the Junior Lien Security Documents, and all interests, rights, powers and remedies of the Junior Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively the “Junior Trust Estate” and together with the Senior Trust Estate, the “Trust Estates”), and Junior Lien securing the payment and performance of the Junior Lien Obligations;

and the Collateral Trust Agreement provides that any Liens on Collateral securing the Junior Lien Obligations held by the Junior Collateral Trustee for the benefit of the Junior Lien Secured Parties or held by any Junior Lien Secured Party, in each case, whether by grant, possession, statute, operation of law, subrogation or otherwise, are subject to the priority of and subordinate to any Liens on Collateral securing the Priority Lien Obligations.

The Collateral Trust Agreement further provides that in the event that any Junior Lien Secured Party becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of any Junior Lien Obligations, such judgment lien shall be subordinated to the Priority Liens on the same basis as the Junior Liens are subordinated to the Priority Liens.

Collateral Sharing Equally and Ratably within Class

The Collateral Trust Agreement provides that the payment and satisfaction of all of the Secured Obligations within each Class is secured equally and ratably by the Liens established in favor of the Collateral Trustee for the benefit of the Secured Parties belonging to such Class, notwithstanding the time of incurrence of any Secured Obligations within such Class or the date, time, method or order of grant, attachment or perfection of any Liens securing such Secured Obligations within such Class and notwithstanding any provision of the UCC, the time of incurrence of any Series of Priority Lien Debt or Series of Junior Lien Debt or the time of incurrence of any other Priority Lien Obligation or Junior Lien Obligation, or any other applicable law or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the Priority Lien Obligations or the Junior Lien Obligations, the subordination of such Liens to any other Liens, or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced against the Company or any other Grantor, and the Collateral Trust Agreement further provides that:

(1)

all Junior Lien Obligations will be and are secured equally and ratably by all Junior Liens at any time granted by the Company or any other Grantor to secure any Obligations in respect of any Series of Junior Lien Debt, whether or not upon property otherwise constituting collateral for such Series of

Junior Lien Debt, and that all such Junior Liens will be enforceable by the Junior Collateral Trustee for the benefit of all Junior Lien Secured Party equally and ratably; provided, however, that notwithstanding the foregoing, the Collateral Trust Agreement provides that this provision will not be violated with respect to any particular Collateral and any particular Series of Junior Lien Debt if the Secured Debt Documents in respect thereof prohibit the applicable Junior Lien Representative from accepting the benefit of a Lien on any particular asset or property or such Junior Lien Representative otherwise expressly declines in writing to accept the benefit of a Lien on such asset or property; and

(2)

all Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by the Company or any other Grantor to secure any Obligations in respect of any Series of Priority Lien Debt (and any Swap Obligations and any Cash Management Obligations related to such Series of Priority Lien Debt), whether or not upon property otherwise constituting collateral for such Series of Priority Lien Debt (and any Swap Obligations and any Cash Management Obligations related to such Series of Priority Lien Debt), and that all such Priority Liens will be enforceable by the Priority Collateral Trustee for the benefit of all Priority Lien Secured Parties equally and ratably provided, however, that notwithstanding the foregoing, the Collateral Trust Agreement provides that (x) this provision will not be violated with respect to any particular Collateral and any particular Series of Priority Lien Debt if the Secured Debt Documents in respect thereof prohibit the applicable Priority Lien Representative from accepting the benefit of a Lien on any particular asset or property or such Priority Lien Representative otherwise expressly declines in writing to accept the benefit of a Lien on such asset or property and (y) this provision will not be violated with respect to any particular Swap Obligations or Cash Management Obligations if the related Swap Contract or Cash Management Agreement prohibits the applicable Hedge Provider or Cash Management Provider from accepting the benefit of a Lien on any particular asset or property or such Hedge Provider or Cash Management Provider otherwise expressly declines in writing to accept the benefit of a Lien on such asset or property;

The Collateral Trust Agreement further provides that the foregoing provision will not alter the priorities of the Liens of the Priority Collateral Trustee and the Junior Collateral Trustee or among Secured Parties belonging to different Classes as provided above under the caption “—Priority of Liens.”

Restrictions on Enforcement of Junior Liens

The Collateral Trust Agreement provides that, until the Discharge of Priority Lien Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the Priority Lien Secured Parties will have, subject to the exceptions set forth below in clauses (1) through (6), and subject to the rights of the holders of Permitted Prior Liens, including the provisions described below under the caption “—Provisions of the Indenture Relating to Security—Relative Rights,” the exclusive right to authorize and direct the Collateral Trustee with respect to the Security Documents and the Collateral including, without limitation, the exclusive right to authorize or direct the Priority Collateral Trustee to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral (including, without limitation, the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement) and no Junior Lien Representative or Junior Lien Secured Party may authorize or direct the Junior Collateral Trustee with respect to such matters; provided, however, that the Required Junior Lien Debtholders (or any Junior Lien Representative representing such Required Junior Lien Debtholders) may so direct the Junior Collateral Trustee with respect to the enforcement of Junior Lien Security Documents and rights and remedies against the Collateral thereunder after the date (the “Junior Lien Enforcement Date”) that is 180 days after the later of: (i) the date on which any Junior Lien Representative has declared the existence of any Event of Default under (and as defined in) any Junior Lien Document and demanded the repayment of all the principal amount of all Junior Lien Obligations thereunder; and (ii) the date on which the Collateral Trustee and each Priority Lien Representative has received notice from such Junior Lien Representative of such declarations of an Event of Default; provided further that notwithstanding anything in the Collateral Trust Agreement to the contrary, the Junior Lien Enforcement Date shall be stayed and shall be deemed not to have occurred (I) at any time the Priority Collateral Trustee has commenced and is diligently pursuing any enforcement action with respect to all or any material portion of the Collateral (with prompt written notice of the commencement of such action to be given to the Junior Lien Representatives); (II) at any time the Grantor which has granted a security interest in such Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding or (III) solely with respect to any ABL Priority Collateral, at any time that the Priority Collateral Trustee is stayed from taking any enforcement action pursuant to the terms of the ABL Intercreditor Agreement. Notwithstanding the foregoing, subject to the rights of the ABL Collateral Agent under the ABL Intercreditor Agreement, the requisite Junior Lien Secured Parties may direct the Junior Collateral Trustee or the Junior Lien Representative, as applicable (and, in the case of subclauses (5) and (6) below, any Junior Lien Secured Party may):

(1)	without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations;

(2)

as necessary to redeem any Collateral in a creditors’ redemption permitted by law or to deliver any notice or demand necessary to enforce any right to claim, take or receive proceeds of Collateral remaining after the Discharge of Priority Lien Obligations;

(3)

in order to perfect or establish the priority (subject to Priority Liens) of the Junior Liens upon any Collateral; provided that the Junior Lien Secured Parties may not require the Collateral Trustee to take any action to perfect any Collateral through possession or control other than the Priority Collateral Trustee taking any action for possession or control required by any Security Documents and the Priority Collateral Trustee agreeing pursuant to the Collateral Trust Agreement that the Priority Collateral Trustee agrees to act as bailee and/or agent for and on behalf of the Junior Collateral Trustee for the benefit of the Junior Lien Secured Parties as specified in the Collateral Trust Agreement;

(4)	as necessary to create, prove, preserve or protect (but not enforce) its rights in, and perfection and priority of the Junior Liens upon any Collateral;

(5)

file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Junior Lien Secured Parties, including any claims secured by the Collateral, if any, or the avoidance of any Junior Lien, in each case to the extent not inconsistent with the terms of the Collateral Trust Agreement; or

(6)

vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim or statement of interest, make other filings and make any arguments and motions that are, in each case, with respect to the Junior Lien Obligations and the Collateral; provided that no filing of any claim or vote, or pleading related to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties) or any Junior Lien Representative may be inconsistent with the provisions of the Collateral Trust Agreement.

Until the Discharge of Priority Lien Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, none of the Junior Lien Secured Parties, the Junior Collateral Trustee (unless acting pursuant to an Act of Required Secured Parties) or any Junior Lien Representative will:

(1)

request judicial relief, in an Insolvency or Liquidation Proceeding or in any other court, or take any other action, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the Priority Lien Secured Parties in respect of the Priority Liens (subject to the exceptions set forth above in clauses (1) through (7)) or that would limit, invalidate, avoid or set aside any Priority Lien or subordinate the Priority Liens to the Junior Liens or grant the Junior Liens equal ranking to the Priority Liens;

(2)

oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of Priority Liens made by any Priority Lien Secured Party or any Priority Lien Representative in any Insolvency or Liquidation Proceedings;

(3)

oppose or otherwise contest any lawful exercise by any Priority Lien Secured Party or any Priority Lien Representative of the right to credit bid Priority Lien Debt at any sale of Collateral in foreclosure of Priority Liens;

(4)

oppose or otherwise contest any other request for judicial relief made in any court by any holder of Priority Lien Obligations or any Priority Lien Representative relating to the lawful enforcement of any Priority Lien;

(5)

contest, protest or object to any foreclosure proceeding or action brought by the Priority Collateral Trustee, any Priority Lien Representative or any Priority Lien Secured Party or any other exercise by the Priority Collateral Trustee, any Priority Lien Representative or any Priority Lien Secured Party of any rights and remedies relating to the Collateral under the Priority Lien Documents or otherwise and each Junior Lien Representative on behalf of itself and each Junior Lien Secured Party hereby waives any and all rights it may have to object to the time or manner in which the Priority Collateral Trustee or any Priority Lien Secured Party seeks to enforce the Priority Lien Obligations or the Priority Liens, in each case, subject to the exceptions set forth above in clauses (1) through (7);

(6)

contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding) the validity, enforceability, perfection, priority or extent of the Priority Liens or the amount, nature or extent of the Priority Lien Obligations; or

(7)	object to the forbearance by the Priority Collateral Trustee from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral;

provided, that notwithstanding the foregoing, the Required Junior Lien Debtholders (or any Junior Lien Representative representing such Required Junior Lien Debtholders) may direct the Junior Collateral Trustee with respect to the enforcement of Junior Lien Security Documents and rights and remedies against the Collateral from and after the Junior Lien Enforcement Date as described under the caption “—Restrictions on Enforcement of Junior Liens.”

Except as specifically set forth in the Collateral Trust Agreement, both before and during an Insolvency or Liquidation Proceeding, the Junior Lien Secured Parties and the Junior Lien Representative may take any actions and exercise any and all rights that would be available to a holder of unsecured claims that are not inconsistent with the Collateral Trust Agreement.

At any time prior to the Discharge of Priority Lien Obligations and after (a) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor or (b) the Junior Collateral Trustee and each Junior Lien Representative have received written notice from any Priority Lien Representative at the direction of an Act of Required Secured Parties stating that (i) any Series of Priority Lien Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (ii) the Priority Lien Secured Parties securing one or more Series of Priority Lien Debt have become entitled under any Priority Lien Documents to and desire to enforce any or all of the Priority Liens by reason of a default under such Priority Lien Documents, no payment of money (or the equivalent of money) will be made from the proceeds of Collateral by the Company or any other Grantor to the Junior Collateral Trustee or any Junior Lien Secured Party (including, without limitation, payments and prepayments made from such proceeds for application to Junior Lien Obligations and all other payments and deposits made from such proceeds pursuant to any Junior Lien Document).

All proceeds of Collateral received by the Junior Collateral Trustee, any Junior Lien Representative or any Junior Lien Secured Party in violation of the two immediately preceding paragraphs and all proceeds of

Collateral received by the Junior Collateral Trustee, any Junior Lien Representative or Junior Lien Secured Party in connection with any exercise of remedies against the Collateral will be held by the Junior Collateral Trustee, the applicable Junior Lien Representative or the applicable Junior Lien Secured Party in trust for the account of the Priority Lien Secured Parties and remitted to the Priority Collateral Trustee for application in accordance with the provisions described below under the caption “Collateral Trust Agreement—Order of Application.” The Junior Liens will remain attached to and enforceable against all proceeds so held or remitted until applied to satisfy the Priority Lien Obligations. All proceeds of Collateral received by the Junior Collateral Trustee, any Junior Lien Secured Party and Junior Lien Representative not in violation of the two immediately preceding paragraphs will be received by the Junior Collateral Trustee, the Junior Lien Secured Parties and the Junior Lien Representatives free from the Priority Liens and all other Liens except the Junior Liens.

Waiver of Right of Marshalling

The Collateral Trust Agreement provides that, prior to the Discharge of Priority Lien Obligations, the Junior Lien Secured Parties, each Junior Lien Representative and the Junior Collateral Trustee may not assert or enforce any marshaling, appraisal, valuation or other similar right accorded to a junior lienholder under applicable law, as against the Priority Lien Secured Parties or the Priority Lien Representatives (in their respective capacities as such). Following the Discharge of Priority Lien Obligations, the Junior Lien Secured Parties and any Junior Lien Representative may assert their right under the Uniform Commercial Code or otherwise to any proceeds remaining following a sale or other disposition of Collateral by, or on behalf of, the Priority Lien Secured Parties.

Insolvency or Liquidation Proceedings

The Collateral Trust Agreement provides that, if in any Insolvency or Liquidation Proceeding and prior to the Discharge of Priority Lien Obligations, the Priority Lien Secured Parties by an Act of Required Secured Parties shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code), or to permit the Company or any other Grantor to obtain financing, whether from the Priority Lien Secured Parties or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”) then each of the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties) and each Junior Lien Representative for itself and on behalf of the other Junior Lien Secured Parties represented by it, will raise no objection to such Cash Collateral use or DIP Financing including any proposed orders for such Cash Collateral use and/ or DIP Financing which are acceptable to the Priority Lien Secured Parties) and to the extent the Liens securing the Priority Lien Obligations are subordinated to or pari passu with such DIP Financing, the Junior Collateral Trustee will subordinate its Junior Liens in the Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the Priority Lien Secured Parties or to the extent permitted as described below under this caption “—Insolvency or Liquidation Proceedings;” provided that the Junior Lien Secured Parties will retain the right to object to any ancillary agreements or arrangements regarding Cash Collateral use or the DIP Financing that are materially prejudicial to their interests. No Junior Lien Secured Party may provide DIP Financing to the Company or other Grantor secured by Liens equal or senior in priority to the Liens securing any Priority Lien Obligations, provided that if no Priority Lien Secured Party offers to provide DIP Financing to the extent permitted under this paragraph on or before the date of the hearing to approve DIP Financing, then a Junior Lien Secured Party may seek to provide such DIP Financing secured by Liens equal or senior in priority to the Liens securing any Priority Lien Obligations, and the Priority Lien Secured Parties may object thereto; provided, further, that such DIP Financing may not “roll-up” or otherwise include or refinance any pre-petition Junior Lien Obligations. Each of the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties) and each Junior Lien Representative on behalf itself and the Junior Lien Secured Parties represented by it agree that each of them will not seek consultation rights in connection with, and will raise no objection to or oppose a motion to sell, liquidate or otherwise dispose of Collateral under Section 363 of the Bankruptcy Code if the requisite Priority Lien Secured Parties have consented to such sale, liquidation or other disposition; provided that, to the extent such sale, liquidation or other disposition is to be free and clear of Liens, the Liens securing the Priority Lien Obligations and the Junior Lien Obligations will attach to the proceeds of the sale, liquidation or other disposition on the same basis of priority as the Liens on the Collateral securing the Priority Lien Obligations rank to the Liens on the Collateral securing the Junior Lien Obligations pursuant to the Collateral Trust Agreement. Each of the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties) and each Junior Lien Representative on behalf of itself and the Junior Lien Secured Parties represented by it will not directly or indirectly oppose or impede entry of any order in connection with such sale, liquidation or other disposition, including orders to retain professionals or set bid procedures in connection with such sale, liquidation or disposition if the requisite Priority Lien Secured Parties have consented to such (i) retention of professionals and bid procedures in connection with such sale, liquidation or disposition of such assets and (ii) the sale, liquidation or disposition of such assets, in which event the Junior Lien Secured Parties will be deemed to have consented to the sale or disposition of Collateral pursuant to Section 363(f) of the Bankruptcy Code and such motion does not impair the rights of the Junior Lien Secured Parties under Section 363(k) of the Bankruptcy Code.

The Collateral Trust Agreement provides that until the Discharge of Priority Lien Obligations has occurred, none of the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties) and each Junior Lien Representative, for itself and on behalf of the other Junior Lien Secured Party represented by it, shall: (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the Priority Lien Secured Parties, unless a motion for adequate protection permitted under this caption “—Insolvency or Liquidation Proceedings” has been denied by a bankruptcy court or (ii) oppose (or support any other Person in opposing) any request by the Priority Lien Secured Parties for relief from such stay.

The Collateral Trust Agreement provides that if, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of Priority Lien Obligations and on account of Junior Lien Obligations, then, to the extent the debt obligations distributed on account of the Priority Lien Obligations and on account of the Junior Lien Obligations are secured by Liens upon the same property, the provisions of the Collateral Trust Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

The Collateral Trust Agreement provides that none of the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties) and each Junior Lien Representative, for itself and on behalf of the other Junior Lien Secured Parties represented by it shall contest (or support any other Person contesting): (1) any request by the Priority Lien Representatives or the Priority Lien Secured Parties for adequate protection under any Bankruptcy Law; or (2) any objection by the Priority Lien Representatives or the Priority Lien Secured Parties to any motion, relief, action or proceeding based on the Priority Lien Secured Parties claiming a lack of adequate protection. Notwithstanding the foregoing, in any Insolvency or Liquidation Proceeding: (1) if the Priority Lien Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any Cash Collateral use or DIP Financing, then the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties) or Junior Lien Representative, on behalf of itself or any of the other Junior Lien Secured Parties represented by it, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the Priority Lien Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Junior Lien Obligations are so subordinated to the Priority Lien Obligations under the Collateral Trust Agreement; and (2) each of the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties), the Junior Lien Representatives and the Junior Lien Secured Parties shall only be permitted to seek adequate protection with respect to their rights in the Collateral in any Insolvency or Liquidation Proceeding in the form of (A) additional collateral; provided that as adequate protection for the Priority Lien Obligations, the Priority Collateral Trustee, on behalf of the Priority Lien Secured Parties, is also granted a senior Lien on such additional collateral; (B) replacement Liens on the Collateral; provided that as adequate protection for the Priority Lien Obligations, the Priority Collateral Trustee, on behalf of the Priority Lien Secured Parties, is also granted senior replacement

Liens on the Collateral; and (C) an administrative expense claim; provided that as adequate protection for the Priority Lien Obligations, the Priority Collateral Trustee, on behalf of the Priority Lien Secured Parties, is also granted an administrative expense claim which is senior and prior to the administrative expense claim of the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties) and each Junior Lien Representative on behalf of the Junior Lien Secured Parties represented by it. If any Junior Lien Secured Party receives adequate protection payments in an Insolvency or Liquidation Proceeding (“Junior Lien Adequate Protection Payments”), and the Priority Lien Secured Parties do not receive payment in full in cash of all Priority Lien Obligations upon the effectiveness of the plan of reorganization for, or conclusion of, that Insolvency or Liquidation Proceeding, then, each Junior Lien Secured Party shall pay over to the Priority Lien Secured Party an amount (the “Pay-Over Amount”) equal to the lesser of (i) the Junior Lien Adequate Protection Payments received by such Junior Lien Secured Parties and (ii) the amount of the short-fall (the “Short Fall”) in payment in full of the Priority Lien Obligations; provided that to the extent any portion of the Short Fall represents payments received by the Priority Lien Secured Parties in the form of promissory notes, equity or other property, equal in value to the cash paid in respect of the Pay-Over Amount, the Priority Lien Secured Parties shall, upon receipt of the Pay-Over Amount, transfer those promissory notes, equity or other property, pro rata, equal in value to the cash paid in respect of the Pay-Over Amount to the applicable Junior Lien Secured Parties in exchange for the Pay-Over Amount. Notwithstanding anything in the Collateral Trust Agreement to the contrary, the Priority Lien Secured Parties shall not be deemed to have consented to, and expressly retain their rights to object to the grant of adequate protection in the form of cash payments to the Junior Lien Secured Parties made pursuant to this paragraph.

Nothing in the Collateral Trust Agreement, except as expressly provided therein, prohibits or in any way limits any Priority Lien Representative or any Priority Lien Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties), any Junior Lien Representative or any of the other Junior Lien Secured Parties, including the seeking by the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties), the Junior Lien Representative or any of the other Junior Lien Secured Parties of adequate protection or the asserting by the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties), any Junior Lien Representative or any of the other Junior Lien Secured Parties of any of its rights and remedies under the Junior Lien Documents or otherwise.

The Collateral Trust Agreement provides that if any Priority Lien Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor any amount paid in respect of Priority Lien Obligations (a “Recovery”), then such Priority Lien Secured Party shall be entitled to a reinstatement of Priority Lien Obligations with respect to all such recovered amounts on the date of such Recovery, and from and after the date of such reinstatement the Discharge of Priority Lien Obligations shall be deemed not to have occurred for all purposes hereunder. If the Collateral Trust Agreement is terminated prior to such Recovery, the Collateral Trust Agreement will be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

The Collateral Trust Agreement provides that the grants of Liens pursuant to the Priority Lien Security Documents and the Junior Lien Security Documents constitute two separate and distinct grants of Liens; and because of, among other things, their differing rights in the Collateral, the Junior Lien Obligations are fundamentally different from the Priority Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. If it is held that the claims of the Priority Lien Secured Parties and the Junior Lien Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then all distributions will be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Junior Lien Secured Parties), the Priority Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of post-petition interest, including any additional interest payable pursuant to the Priority Lien Documents, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Junior Lien Secured Parties with respect to the Collateral, and the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties) or each Junior Lien Representative, as applicable, for itself and on behalf of the Junior Lien Secured Parties for whom it acts as representative, will turn over to the Priority Collateral Trustee for application in accordance with the Collateral Trust Agreement, Collateral or proceeds of Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Lien Secured Parties).

The Collateral Trust Agreement provides that, notwithstanding any other provision to the contrary, each Junior Lien Representative and the Junior Collateral Trustee, for itself and on behalf of each other Junior Lien Secured Party represented by it, agrees that none of such Junior Lien Representative or the Junior Collateral Trustee, the Junior Lien Secured Parties represented by it or any agent or trustee on behalf of any of them shall, for any purpose during any Insolvency or Liquidation Proceeding or otherwise, support, endorse, propose or submit, whether directly or indirectly, any plan of reorganization that provides for the impairment of repayment of the Priority Lien Obligations unless the Priority Lien Secured Parties or the Priority Lien Representative, in each case, specified in clauses (1) or (2) of the definition of Act of Required Secured Parties shall have consented to such plan in writing.

The Collateral Trust Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, which will be effective before, during and after the commencement of an insolvency proceeding. All references in the Collateral Trust Agreement to any Grantor will include such Person as a debtor-in-possession and any receiver or trustee for such Person in an insolvency proceeding.

Order of Application

The Collateral Trust Agreement provides that if any Collateral is sold or otherwise realized upon by the Collateral Trustee in connection with any collection, sale, foreclosure or other enforcement of Liens granted to the Collateral Trustee in the Security Documents, the proceeds received by the Collateral Trustee from such collection, sale, foreclosure or other enforcement and the proceeds received by the Collateral Trustee or any Priority Lien Secured Party or Junior Lien Secured Party of any insurance policy maintained by any Grantor relating to any loss or other insurable event with respect to any Collateral will be distributed by the Collateral Trustee, subject to the terms of the ABL Intercreditor Agreement, in the following order of application:

FIRST, to the payment of all amounts payable under the Collateral Trust Agreement on account of the Collateral Trustee’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Trustee or any co-trustee or agent of the Collateral Trustee in connection with any Security Document (including, but not limited to, indemnification obligations that are then due and payable to the Collateral Trustee or any co-trustee or agent of the Collateral Trustee);

SECOND, to the repayment of obligations, other than the Secured Obligations, secured by a Permitted Prior Lien on the Collateral sold or realized upon to the extent that such other Lien has priority over the Priority Liens but only if such obligation is discharged (in whole or in part) in connection with such sale;

THIRD, to the respective Priority Lien Representatives on a pro rata basis for each Series of Priority Lien Debt (and Swap Obligations represented by such Priority Lien Representative) that are secured by such Collateral for application to the payment of all such outstanding Priority Lien Debt and any other such Priority Lien Obligations (other than Cash Management Obligations) that are then due and payable and so secured (for application in such order as may be provided in the Priority Lien Documents applicable to the respective Priority Lien Obligations) in an amount sufficient to pay in full in cash all outstanding Priority Lien Debt and all other Priority Lien Obligations (other than Cash Management Obligations) that are then due and payable and so secured (including all interest and fees accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt);

FOURTH, to the respective Priority Lien Representatives on a pro rata basis for any Cash Management Obligations represented by such Priority Lien Representative that are secured by such Collateral for application to the payment of all such Cash Management Obligations that are then due and payable (including all interest and fees accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding);

FIFTH, to the respective Junior Lien Representatives on a pro rata basis for each Series of Junior Lien Debt that are secured by such Collateral for application to the payment of all outstanding Junior Lien Debt and any other Junior Lien Obligations that are so secured and then due and payable (for application in such order as may be provided in the Junior Lien Documents applicable to the respective Junior Lien Obligations) in an amount sufficient to pay in full in cash all outstanding Junior Lien Debt and all other Junior Lien Obligations that are then due and payable and so secured (including, to the extent legally permitted, all interest and fees accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Junior Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Junior Lien Document) of all outstanding letters of credit, if any, constituting Junior Lien Debt); and

SIXTH, any surplus remaining after the payment in full in cash of amounts described in the preceding clauses will be paid to the Company or the applicable Grantor, as the case may be, its successors or assigns, or to such other Persons as may be entitled to such amounts under applicable law or as a court of competent jurisdiction may direct.

Notwithstanding the foregoing, if any Series of Secured Debt has released its Lien on any Collateral as set forth in the Collateral Trust Agreement, then such Series of Secured Debt and any related Secured Obligations of that Series thereafter shall not be entitled to share in the proceeds of any Collateral so released by that Series.

If any Junior Collateral Trustee, the Junior Lien Representative or any Junior Lien Secured Party collects or receives on account of any Junior Lien Obligations any proceeds of any foreclosure, collection or other enforcement, proceeds of any insurance maintained by any Grantor relating to any loss or other insurable event with respect to any Collateral and any proceeds of any assets that were subject to Priority Liens that have been avoided or otherwise invalidated that should have been applied to the payment of the Priority Lien Obligations in accordance with the immediately preceding paragraph, whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Junior Lien Representative or such Junior Lien Secured Party, as the case may be, will forthwith deliver the same to the Priority Collateral Trustee, for the account of the Priority Lien Secured Parties, to be applied in accordance with the provisions set forth in the immediately preceding paragraph. Until so delivered, such proceeds shall be segregated and will be held by that Junior Lien Representative or that Junior Lien Secured Party, as the case may be, for the benefit of the Priority Lien Secured Parties.

The provisions set forth under this caption “—Order of Application” are intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Obligations, each present and future Secured Debt Representative and the Collateral Trustee as holder of Priority Liens and Junior Liens. The Secured Debt Representative of each future Series of Secured Debt will be required to deliver a lien sharing and priority confirmation to the Collateral Trustee and each other Secured Debt Representative at the time of incurrence of such Series of Secured Debt.

Release of Liens on Collateral

The Collateral Trust Agreement provides that the Priority Collateral Trustee’s and/or Junior Collateral Trustee’s Liens, as applicable, upon the Collateral will be released or subordinated in any of the following circumstances:

(1) the Collateral Trustee’s Liens will be released in whole, upon (A) payment in full in cash and discharge of all outstanding Secured Debt and all other Secured Obligations that are outstanding, due and payable at the time all of the Secured Debt is paid in full and discharged; (B) termination or expiration of all commitments to extend credit under all Secured Debt Documents and the cancellation, termination or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Debt Documents) of all outstanding letters of credit issued pursuant to any Secured Debt Documents or, solely to the extent if any agreed to by the issuer of any outstanding letter of credit issued pursuant to any Secured Debt Document, the issuance of a back to back letter of credit in favor of the issuer of any such outstanding letter of credit in an amount equal to such outstanding letter of credit and issued by a financial institution acceptable to such issuer and (C) with respect to any Swap Obligations, (x) the cash collateralization of all such Swap Obligations on terms satisfactory to each applicable Hedge Provider or (y) the expiration or termination of all Swap Contracts evidencing such Swap Obligations and payment in full in cash of all Swap Contracts with respect thereto;

(2) the Collateral Trustee’s Liens will be released as to any Collateral that is sold, transferred or otherwise disposed of by the Company or any other Grantor to a Person that is not (either before or after such sale, transfer or disposition) the Company or a Restricted Subsidiary of the Company in a transaction or other circumstance that is permitted by all of the Secured Debt Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that the Collateral Trustee’s Liens upon the Collateral will not be released if the sale or disposition is subject to the covenant described below under the caption “—Certain Covenants—Consolidation, Merger or Sale of Assets;”

(3) as to a release of less than all or substantially all of the Collateral (other than pursuant to clause (2) above), the Collateral Trustee’s Liens on such Collateral will be released if directed by an Act of Required Secured Parties accompanied by an Officer’s Certificate to the effect that the release was permitted by each applicable Secured Debt Document; provided, that this clause (3) shall not apply to (i) Discharge of Priority Lien Obligations upon payment in full thereof or (ii) sales or dispositions subject to the covenant described below under the caption “—Certain Covenants— Consolidation, Merger or Sale of Assets;”

(4) as to a release of all or substantially all of the Collateral (other than pursuant to clause (1) above), the Collateral Trustee’s Liens on such Collateral will be released if (A) consent to release of that Collateral has been given by the requisite percentage or number of holders of each Series of Secured Debt at the time outstanding as provided for in the applicable Secured Debt Documents, and (B) the Company has delivered an Officer’s Certificate to the Collateral Trustee in the form required under the Collateral Trust Agreement certifying that any such necessary consents have been obtained;

(5) (i) if any Guarantor is released from its obligations under each of the Priority Lien Documents in accordance with the terms thereof, then the Priority Liens on any assets of such Guarantor constituting Collateral and the obligations of such Guarantor under its Guarantee of the Priority Lien Obligations, shall automatically, unconditionally and simultaneously be released; and (ii) if any Guarantor is released from all its obligations under each of the Junior Lien Documents in accordance with the terms thereof, then the Junior Liens on any assets of such Guarantor constituting Collateral and the obligations of such Guarantor under its Guarantee of the Junior Lien Obligations, shall be automatically, unconditionally and simultaneously released;

(6) notwithstanding any of the foregoing, if, prior to the Discharge of Priority Lien Obligations, the Priority Collateral Trustee is exercising its rights or remedies with respect to the Collateral under the Priority Lien Security Documents pursuant to an Act of Required Secured Parties, and the Priority Collateral Trustee releases any part of the Collateral from all of the Priority Liens or any Guarantor is released from its obligations under its Guarantee of all of the Priority Lien Obligations, in any such case, in connection with any collection, sale, foreclosure or other enforcement, then the Junior Liens on such Collateral or the obligations of such Guarantor under its Guarantee of the Junior Lien Obligations, as the context may require, shall be automatically, unconditionally and simultaneously released to the same extent. If in connection with any exercise of rights and remedies by the Priority Collateral Trustee under the Priority Lien Security Documents pursuant to an Act of Required Secured Parties, the equity interests of any Person are foreclosed upon or otherwise disposed of and the Priority Collateral Trustee releases the Priority Lien on the property or assets of such Person then the Junior Liens with respect to the property or assets of such Person will be concurrently and automatically released to the same extent as all of the Priority Liens on such property or assets are released;

(7) solely with respect to ABL Priority Collateral, if and to the extent required by the ABL Intercreditor Agreement;

(8) the Collateral Trustee’s Liens on any Collateral will be subordinated as directed by an Act of Required Secured Parties accompanied by an Officer’s Certificate to the effect that the subordination was permitted by each applicable Secured Debt Document; and

(9) as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction.

Release of Liens in Respect of Notes

The indenture and the Collateral Trust Agreement will provide that the Collateral Trustee’s or Co-Issuer Notes Collateral Trustee’s, as applicable, Liens upon the Collateral will no longer secure the notes outstanding under the indenture or any other Obligations under the indenture, and the right of the holders of the notes and such Obligations to the benefits and proceeds of the Collateral Trustee’s or Co-Issuer Notes Collateral Trustee’s, as applicable, Liens on the Collateral will terminate and be discharged:

(1) upon satisfaction and discharge of the indenture as set forth under the caption “—Defeasance and Discharge;”

(2) upon a Legal Defeasance or Covenant Defeasance of the notes as set forth under the caption “—Defeasance and Discharge;”

(3) upon payment in full and discharge of all notes outstanding under the indenture and all Obligations that are outstanding, due and payable under the indenture at the time the notes are paid in full and discharged; or

(4) in whole or in part, with the consent of the holders of the requisite percentage of notes in accordance with the provisions described below under the caption “—Amendments and Waivers.”

Amendment of Security Documents

The Collateral Trust Agreement provides that no amendment or supplement to the provisions of any Security Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Required Secured Parties, except that:

(1)	any amendment or supplement that has the effect solely of:

(a)

adding or maintaining Collateral, securing additional Secured Obligations that are otherwise not prohibited by the terms of any Secured Debt Document to be secured by the Collateral or preserving, perfecting or establishing the Liens thereon or the rights of the Collateral Trustee therein; or

(b)

providing for the assumption of any Grantor’s obligations under any Secured Debt Document in the case of a merger or consolidation or sale of all or substantially all of the assets of such Grantor to the extent not prohibited by the terms of the indenture governing the notes, the Existing Credit Facility or any other Secured Debt Documents, as applicable;

will become effective when executed and delivered by the Company or any other applicable Grantor party thereto and the Collateral Trustee for the applicable Class of Security Document being so amended or supplemented;

(2)	no amendment or supplement that reduces, impairs or adversely affects the right of any Secured Party:

(a)

to vote its outstanding Secured Debt as to any matter described as subject to an Act of Required Secured Parties (or amends the provisions of this clause (2) or the definitions of “Act of Required Secured Parties”, “Act of Required Secured Parties”, “Act of Required Junior Lien Debtholders”, “Major Non-Controlling Priority Representative” or “Controlling Representative”),

(b)

to share in the order of application described above under “—Order of Application” in the proceeds of enforcement of or realization on any Collateral, in each case that has not been released in accordance with the provisions described above under the caption “—Release of Liens on Collateral” or other applicable provisions expressly set forth in the Collateral Trust Agreement regarding the release of Liens in respect of any Series of Secured Debt,

(c)

to require that Liens securing Secured Obligations be released only as set forth in the provisions described above under the caption “—Release of Liens on Collateral” or other applicable provisions expressly set forth in the Collateral Trust Agreement regarding the release of Liens in respect of any Series of Secured Debt, or

(d)	to amend the terms described under this caption relating to amendments,

will become effective without the consent of the requisite percentage or number of holders of each Series of Secured Debt so affected under the applicable Secured Debt Document; and

(3)

no amendment or supplement that imposes any obligation upon or adversely affects the rights of (i) the Priority Collateral Trustee and/or the Junior Collateral Trustee or (ii) any Secured Debt Representative, in any case, in its capacity as such will become effective without the consent of (i) the Priority Collateral Trustee or the Junior Collateral Trustee so affected (or both, in the case of a such an amendment or supplement generally affecting the Collateral Trustee) or (ii) such Secured Debt Representative, respectively.

Any amendment or supplement to the provisions of the Security Documents that releases Collateral will be effective only in accordance with the requirements set forth in the applicable Secured Debt Document referenced above under the caption “—Release of Liens on Collateral.” Any amendment or supplement that results in the Collateral Trustee’s Liens upon the Collateral no longer securing the notes and the other Obligations under the indenture may only be effected in accordance with the provisions described above under the captions “—Release of Liens in Respect of Notes” or “—Release of Liens on Collateral.”

The Collateral Trust Agreement provides that, notwithstanding anything to the contrary under the caption “—Amendment of Security Documents,” but subject to clauses (2) and (3) above:

(1)

any Mortgage or other Security Document that secures Junior Lien Obligations (but not Priority Lien Obligations) may be amended or supplemented with the approval of the Junior Collateral Trustee acting as directed in writing by the Required Junior Lien Debtholders, unless such amendment or supplement would not be permitted under the terms of the Collateral Trust Agreement or the other Priority Lien Documents; and

(2)	any amendment or waiver of, or any consent under any Priority Lien Security Document will apply automatically to any comparable provision of any comparable Junior Lien Document without the consent of any Junior Lien Secured Party and without any action by the Company or any other Grantor or any Junior Lien Secured Party.

Voting

In connection with any matter under the Collateral Trust Agreement requiring a vote of holders of Secured Debt, each Series of Secured Debt will cast its votes in accordance with the Secured Debt Documents governing such Series of Secured Debt. The amount of Secured Debt to be voted by a Series of Secured Debt will equal (1) the aggregate principal amount of Secured Debt held by the holders of such Series of Secured Debt (including outstanding letters of credit whether or not then available or drawn), plus (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Funded Debt of such Series of Secured Debt. Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each Series of Secured Debt will vote the total amount of Secured Debt under that Series of Secured Debt as a block in respect of any vote under the Collateral Trust Agreement. Upon request of the Collateral Trustee, each Priority Lien Representative and each Junior Lien Representative will provide a written notice to the Collateral Trustee of the aggregate principal amount of Priority Lien Debt or Junior Lien Debt for which it acts as Priority Lien Representative or Junior Lien Representative.

Second Lien Collateral Trust Agreement

The Company and the other Grantors will enter into a collateral trust agreement, with the priority collateral trustee thereunder, the representatives for the first-lien secured debt holders of PIC AU Holdings LLC and PIC AU Holdings Inc., and Wilmington Trust, National Association, in its capacity as Priority Collateral Trustee, as the junior collateral trustee on behalf of the representatives of the Priority Lien Obligations (the “Second Lien Collateral Trust Agreement”). This collateral trust agreement will document how the collateral trustees receive, hold, administer, maintain, enforce and distribute the proceeds of all Liens upon the Second Lien Collateral at any time held by them, in trust for the benefit of the current and future holders of the Secured Obligations (or applicable Series or Class thereof). By its acceptance of the Notes, each holder is deemed to authorize and direct the Priority Collateral Trustee to enter into and perform under the Second Lien Collateral Trust Agreement in the capacity as “Junior Lien Representative” thereunder.

Provisions of the Indenture Relating to Collateral

Relative Rights

Nothing in the indenture or the Security Documents will:

(1)

impair, as to the Company and the holders of the notes, the obligation of the Company to pay principal of, premium and interest on the notes in accordance with their terms or any other obligation of the Company or any other Grantor;

(2)	affect the relative rights of holders of notes as against any other creditors of the Company or any other Grantor (other than holders of Priority Liens or Junior Liens);

(3)

restrict the right of any holder of notes to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by the provisions described above under the captions “—Collateral Trust Agreement—Restrictions on Enforcement of Junior Liens”, “—Collateral Trust Agreement—Insolvency and Liquidation Proceedings”) or “—Second Lien Collateral Trust Agreement”;

(4)

restrict or prevent any holder of notes or other Priority Lien Obligations, the Priority Collateral Trustee or any Priority Lien Representative from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by “—Collateral Trust Agreement—Restrictions on Enforcement of Junior Liens”, “—Collateral Trust Agreement—Insolvency and Liquidation Proceedings” or “—Second Lien Collateral Trust Agreement”; or

(5)

restrict or prevent any holder of notes or other Junior Lien Obligations, the Junior Collateral Trustee or any Junior Lien Representative from taking any lawful action in an Insolvency or Liquidation Proceeding not specifically restricted or prohibited by “—Collateral Trust Agreement—Restrictions on Enforcement of Junior Liens”, “—Collateral Trust Agreement—Insolvency and Liquidation Proceedings” or “—Second Lien Collateral Trust Agreement.”

Further Assurances; Insurance

The indenture will provide that the Company and each of the other Grantors will do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the Secured Parties, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become, or are required by any Secured Debt Document to become, Collateral after the notes are issued), in each case, as contemplated by, and with the Lien priority required under, the Secured Debt Documents.

The Company and each of the other Grantors will promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or that the Controlling Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of the Secured Parties; it being understood that none of the Collateral Trustee or any Secured Debt Representative shall have a duty to so request.

The Company and the other Grantors will:

(1)	keep their properties adequately insured at all times by financially sound and reputable insurers;

(2)

maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage and coverage for acts of terrorism, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them;

(3)	maintain such other insurance as may be required by law; and

(4)	maintain such other insurance as may be required by the Security Documents.

Upon the request of the Collateral Trustee, the Company and the other Grantors will furnish to the Collateral Trustee full information as to their property and liability insurance carriers.

Optional Redemption

Except as set forth below and the last paragraph of the covenant described below under “— Repurchase of Notes at the Option of Holders—Change of Control,” the notes will not be redeemable at the option of the Company.

At any time prior to December 31, 2022 the Company may redeem the notes, in whole or in part, upon prior notice as described under “—Selection and Notice,” by paying a redemption price equal to 100% of the Accreted Value of the notes to be redeemed plus the Applicable Premium, and accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

At any time and from time to time on or after December 31, 2022, the Company may redeem the notes, in whole or in part, upon prior notice as described under “—Selection and Notice,” at a redemption price equal to the percentage of the Accreted Value set forth below plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

12-month period commencing December 31 in Year
2022	104.250%
2023 and thereafter	100.000%

At any time and from time to time prior to December 31, 2022, the Company may redeem up to 35% of the Accreted Value of the notes (including the Accreted Value of any Additional Notes) at a redemption price equal to 108.500% of the Accreted Value plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date), but in an Accreted Value not to exceed the net cash proceeds of one or more Equity Offerings, provided that

(1)	in each case, the redemption takes place not later than 180 days after the closing of the related Equity Offering, and

(2)	not less than 65% of the Accreted Value of the notes (including the Accreted Value of any Additional Notes) remains outstanding immediately thereafter.

Unless the Company defaults in the payment of the applicable redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on and after the applicable redemption date.

Repurchase of Notes at the Option of Holders

Change of Control

Not later than 30 days following a Change of Control, the Company will make an Offer to Purchase (as defined below) all outstanding notes at a purchase price equal to 101% of the Accreted Value of the notes repurchased, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the notes pursuant to this covenant in the event that (i) during the 30-day period following such Change of Control, the Company has given the notice to exercise its right to redeem all the notes under the terms described in “—Optional Redemption” and redeemed such notes in accordance with such notice, unless and until there is a default in payment of the applicable redemption price, or (ii) a third party makes the Offer to Purchase in the manner, at the time and otherwise in compliance with the requirements set forth in the indenture applicable to an Offer to Purchase made by the Company and purchases all notes properly tendered and not withdrawn under the offer.

An “Offer to Purchase” means a written offer, which will specify the Accreted Value of notes subject to the offer and the purchase price. The offer must specify an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the “purchase date”) not more than five business days after the expiration date. The offer must include information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable the holders to make an informed decision with respect to the Offer to Purchase. The offer will also contain instructions and materials necessary to enable holders to tender notes pursuant to the offer. If the Offer to Purchase is sent prior to the occurrence of the Change of Control, it may be conditioned upon the consummation of the Change of Control.

A holder may tender all or any portion of its notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a note tendered must be in a minimum of $2,000 principal amount or a multiple of $1,000 principal amount in excess thereof. Holders are entitled to withdraw notes tendered up to the close of business on the expiration date. On the purchase date the purchase price will become due and payable on each note accepted for purchase pursuant to the Offer to Purchase, and interest on notes purchased will cease to accrue on and after the purchase date.

Notes repurchased by the Company pursuant to an Offer to Purchase will have the status of notes issued but not outstanding or will be retired and canceled at the option of the Company.

Notes purchased by a third party pursuant to the preceding paragraphs will have the status of notes issued and outstanding.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of the notes pursuant to an Offer to Purchase pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions in the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions. The definition of Change of Control also includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a noteholder to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Holders may not be entitled to require us to purchase their notes in certain circumstances involving a significant change in the composition of our Board of Directors, including in connection with a proxy contest where our Board of Directors does not approve a dissident slate of directors but approves them as continuing directors, even if our Board of Directors initially opposed the directors.

Future debt of the Company may prohibit the Company from purchasing notes in the event of a Change of Control, provide that a Change of Control is a default or require the Company to repurchase the notes upon a Change of Control. Moreover, the exercise by the noteholders of their right to require the Company to purchase the notes could cause a default under other such future Debt, even if the Change of Control itself does not, due to the financial effect of the purchase on the Company.

Finally, the Company’s ability to pay cash to the noteholders following the occurrence of a Change of Control may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make the required purchase of the notes. See “Risk Factors—Risks Related to the Notes—We may be unable to purchase the notes upon a change of control.”

Except as described above with respect to a Change of Control, the indenture will not contain provisions that permit the holder of the notes to require that the Company purchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The provisions under the indenture relating to the Company’s obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or amended as described below in “—Amendments and Waivers.”

In the event that holders of not less than 90% of the aggregate Accreted Value of the outstanding notes accept an Offer to Purchase and the Company (or the third party making the Offer to Purchase in lieu of the

Company) purchases all of the notes held by such holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior written notice to the holders and the Trustee, given not more than 30 days following the purchase pursuant to the Offer to Purchase described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to the Offer to Purchase payment price plus accrued and unpaid interest on the notes redeemed to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Asset Sales

The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless the following conditions are met:

(1)	The Asset Sale is for at least Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale).

(2)	At least 75% of the aggregate consideration received by the Company or its Restricted Subsidiaries for such Asset Sale consists of cash or Cash Equivalents.

For purposes of this clause (2):

(A)

the assumption by the purchaser of Debt or other obligations or liabilities (as shown on the Company’s most recent balance sheet or in the footnotes thereto) (other than Subordinated Debt or other obligations or liabilities subordinated in right of payment to the notes) of the Company or a Restricted Subsidiary pursuant to operation of law or a customary novation or assumption agreement,

(B)	Additional Assets,

(C)

instruments, notes, securities or other obligations received by the Company or such Restricted Subsidiary from the purchaser that are promptly, but in any event within 90 days of the closing, converted by the Company or such Restricted Subsidiary to cash or Cash Equivalents, to the extent of the cash or Cash Equivalents actually so received, and

(D)

any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in the Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (D) that is at that time outstanding, not to exceed the greater of (x) $70.0 million and (y) 2.0% of the Company’s Consolidated Net Tangible Assets at the time of receipt of such outstanding Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall in each case be considered cash or Cash Equivalents.

(3)	Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company or a Restricted Subsidiary may apply an amount equal to such Net Cash Proceeds at its option:

(A)	to permanently prepay, repay, redeem, reduce or repurchase Debt as follows:

(i)

if the assets subject to such Asset Sale constitute Collateral, to prepay, repay, redeem, reduce or purchase Priority Lien Obligations on a pro rata basis; provided that all reductions of (or offers to reduce) Obligations under the notes shall be made as provided under “—Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof plus accrued unpaid interest, to, but not including, the date of redemption) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase their notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, to, but not including, the date of redemption, on the amount of notes that would otherwise be prepaid;

(ii)

subject to clause (iii) below, if the assets subject to such Asset Sale do not constitute Collateral, to prepay, repay, redeem, reduce or purchase Obligations under other Debt of the Company or a Guarantor (and, if the Debt prepaid, repaid, redeemed, reduced or purchased is revolving credit Debt, to correspondingly reduce commitments with respect thereto); provided that the Company shall equally and ratably prepay, repay, redeem, reduce or purchase (or offer to prepay, repay, redeem, reduce or purchase, as applicable) Obligations under the notes on a pro rata basis; provided further that all reductions of Obligations under the notes shall be made as provided under “Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof plus accrued and unpaid interest to, but not including, the date of redemption) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase their notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, to, but not including, the date of redemption, on the amount of notes that would otherwise be prepaid; or

(iii)

if the assets subject to such Asset Sale are the property or assets of a Non- Guarantor Restricted Subsidiary, to prepay, repay, redeem, reduce or purchase Debt of such Restricted Subsidiary, other than Debt owed to the Company or any Restricted Subsidiary; or

(B)	to acquire land, reserves, property, plant and equipment useful to the conduct of its current mining business; or

(C)	to make capital expenditures in a Permitted Business.

A binding commitment to make an acquisition, expenditure or any combination thereof in compliance with clauses (B) and (C) shall be treated as a permitted application of the Net Cash Proceeds from the date of such commitment; provided that (x) such investment is consummated within 360 days after the earlier of the making of such commitment and the end of the 360-day period referred to in the first sentence of this clause (3) (it being understood that if such commitment is for any purchase, lease or other arrangement for mineral or surface rights, the Net Cash Proceeds need only be applied as and when installments are due and payable) and (y) if such acquisition is not consummated within the period set forth in subclause (x) or such binding commitment is terminated, the Net Cash Proceeds not so applied will be deemed to be Excess Proceeds (as defined below).

Notwithstanding the foregoing, to the extent that (i) a distribution of any or all of the Net Cash Proceeds of any Asset Sales by a Foreign Subsidiary that is non-Guarantor Restricted Subsidiary to the Company is prohibited or delayed by applicable local law or (ii) a distribution of any or all of the Net Cash Proceeds of any Assets Sales by a Foreign Subsidiary that is a non-Guarantor Restricted Subsidiary to the Company could result in material adverse tax consequences, as determined by the Company in its sole discretion, the portion of such Net Cash Proceeds so affected will not be required to be applied in compliance with this covenant; provided that within 360 days of the receipt of such Net Cash Proceeds, the Company shall use commercially reasonable efforts to permit repatriation of the proceeds that would otherwise be subject to this covenant without violating local law or incurring material adverse tax consequences, and, if such proceeds may be repatriated, within such 360 day period, such proceeds shall be required to be applied in compliance with this covenant.

(4)

The Net Cash Proceeds of an Asset Sale not applied pursuant to clause (3) within 360 days of the Asset Sale constitute “Excess Proceeds.” Excess Proceeds of less than $25.0 million will be carried forward and accumulated. When the aggregate amount of the accumulated Excess Proceeds equals or exceeds such amount, the Company must, within 30 days, make an Offer to Purchase notes (an “Asset Sale Offer”) having an Accreted Value equal to:

(A)	accumulated Excess Proceeds, multiplied by

(B)	a fraction (x) the numerator of which is equal to the outstanding aggregate Accreted Value of the notes and (y) the denominator of which is equal to the outstanding aggregate Accreted Value and/

or aggregate principal amount, as applicable, of the notes and all other Priority Lien Obligations similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale,

rounded down to the nearest $1,000. The purchase price for any Asset Sale Offer will be 100% of the Accreted Value, plus accrued interest, if any, to, but excluding, the date of purchase, prepayment or redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). If the Asset Sale Offer is for less than all of the outstanding notes and notes in an aggregate Accreted Value in excess of the purchase amount are tendered and not withdrawn pursuant to the Asset Sale Offer, the Company will purchase notes having an aggregate Accreted Value equal to the purchase amount on a pro rata basis (in the case of global notes, subject to the applicable procedures of DTC), with adjustments so that only notes in multiples of $1,000 principal amount (and in a minimum amount of $2,000) will be purchased. Upon completion of the Asset Sale Offer, Excess Proceeds will be reset to zero, and any Excess Proceeds remaining after consummation of the Asset Sale Offer may be used for any purpose not otherwise prohibited by the indenture.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each purchase of notes pursuant to an Asset Sale Offer pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions in the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

Issue Date Offer to Purchase

Within 15 days of the Issue Date, the Company must make an Offer to Purchase up to $22.5 million in aggregate Accreted Value of notes (the “Issue Date Offer to Purchase”) at a purchase price equal to 80% of the Accreted Value of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If the aggregate Accreted Value of notes surrendered in the Issue Date Offer to Purchase exceeds $22.5 million in aggregate Accreted Value, the Company will select the notes (in the case of global notes, subject to the applicable procedures of DTC) to be purchased on a pro rata basis with such adjustments as needed so that no notes in an unauthorized denomination are purchased in part based on the aggregate Accreted Value of the notes tendered.

For the avoidance of doubt, the Applicable Premium will not be payable in connection with the repurchases described above.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each purchase of notes pursuant to the Issue Date Offer to Purchase pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with the Issue Date Offer to Purchase provisions in the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Issue Date Offer to Purchase provisions of the indenture by virtue of such compliance.

Debt Repurchase Mandatory Offer

If for any fiscal quarter of the Company ending on or before September 30, 2024 (“Debt Repurchase Quarterly Period”), the Company makes any open-market repurchases of Debt (other than the 2022 Notes) pursuant to clause (13) of the second paragraph of “Certain Covenants — Limitation on Restricted Payments,”

the Company must, within 30 days of the end of such Debt Repurchase Quarterly Period, make an Offer to Purchase an aggregate Accreted Value and/or aggregate principal amount, as applicable, on a pro rata basis, of (i) notes and (ii) Priority Lien Obligations incurred under the Existing Credit Facility (a “Debt Repurchase Mandatory Offer”) equal to 25% of the aggregate principal amount of Debt repurchased during the applicable Debt Repurchase Quarterly Period, rounded down to the nearest $1,000 (the “Available Repurchase Amount”); provided, that any repurchases of notes and/or Priority Lien Obligations by the Company pursuant to the Issue Date Offer to Purchase and/or Debt Repurchase Mandatory Offer provisions of the indenture, as applicable, will not be subject to the Debt Repurchase Mandatory Offer provisions of the indenture.

The purchase price for any notes and Priority Lien Obligations repurchased in such Debt Repurchase Mandatory Offer will be at a price to Accreted Value and/or principal amount, as applicable, that is the weighted-average repurchase price for all Debt repurchased during the applicable Debt Repurchase Quarterly Period (other than as pursuant to a prior Debt Repurchase Mandatory Offer), plus accrued interest, if any, to, but not including, the date of purchase (subject, with respect to the notes, to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If the aggregate Accreted Value and/or aggregate principal amount, as applicable, of notes and such other Priority Lien Obligations surrendered in a Debt Repurchase Mandatory Offer exceeds the Available Repurchase Amount, the Company will select the notes (in the case of global notes, subject to the applicable procedures of DTC) and the Company will select such other Priority Lien Obligations to be purchased on a pro rata basis with such adjustments as needed so that no notes or Priority Lien Obligations in an unauthorized denomination are purchased in part based on the aggregate Accreted Value and/or aggregate principal amount, as applicable, of the notes and such other Priority Lien Obligations tendered.

To the extent that the aggregate Accreted Value and/or aggregate principal amount, as applicable, of notes and such other Priority Lien Obligations tendered pursuant to a Debt Repurchase Mandatory Offer is less than the Available Repurchase Amount, the Company may use any remaining Available Repurchase Amount (any such amount, “Retained Excess Available Repurchase Amount”) for any Debt open-market repurchases; provided, that any repurchases of Debt by the Company with Retained Excess Available Repurchase Amounts will not be subject to the Debt Repurchase Mandatory Offer provisions of the indenture.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each purchase of notes pursuant to a Debt Repurchase Mandatory Offer pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with the Debt Repurchase Mandatory Offer provisions in the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Debt Repurchase Mandatory Offer provisions of the indenture by virtue of such compliance.

Selection and Notice

If less than all of the notes are to be redeemed at any time, the Trustee will select notes for redemption as follows:

(1)

if the notes are listed on any national securities exchange and the Company provides written notice to a responsible officer of the Trustee of such listing, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2)

if the notes are not listed on any national securities exchange, on a pro rata basis (or, in the case of global notes, the notes represented thereby will be selected by lot in accordance with DTC’s applicable procedures).

No notes of $2,000 or less can be redeemed in part. Notices of optional redemption will be given by first class mail (or electronically in the case of global notes) at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that optional redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or satisfaction and discharge of the indenture.

Notice of any redemption of the notes (including upon an Equity Offering) may, at the Company’s discretion, be given prior to a transaction or event and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related transaction or event, as the case may be. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed, or such notice may be rescinded at any time in the Company’s discretion if in the good faith judgment of the Company any or all of such conditions will not be satisfied. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the Accreted Value of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder upon cancellation of the original note. Notes called for redemption without a condition precedent will become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on notes or portions of them called for redemption, unless the Company defaults in making such redemption payment.

No Mandatory Redemption or Sinking Fund

The Company is not required to make mandatory redemption payments with respect to the notes. The Company may from time to time purchase notes on the open market or otherwise in accordance with applicable laws. There will be no sinking fund payments for the notes.

Changes in Covenants if Notes Are Rated Investment Grade

If at any time (i) the notes are rated Investment Grade by each of S&P and Moody’s (or, if either (or both) of S&P and Moody’s have been substituted in accordance with the definition of “Rating Agencies,” by each of the then applicable Rating Agencies), (ii) no Default has occurred and is continuing under the indenture and (iii) the Company has delivered to the Trustee an Officer’s Certificate certifying to the foregoing provisions of this sentence, the covenants specifically listed under the following captions in this “Description of the New Peabody Notes” section of this offering circular will be suspended (the “Suspension Period”):

(1)	“—Certain Covenants—Limitation on Debt and Disqualified Stock or Preferred Stock;”

(2)	“—Certain Covenants—Limitation on Restricted Payments;”

(3)	“—Certain Covenants—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;”

(4)	“—Repurchase of Notes at the Option of Holders—Asset Sales” and “—Repurchase of Notes at the Option of Holders—Debt Repurchase Mandatory Offer”;

(5)	“—Certain Covenants—Limitation on Transactions with Affiliates;” and

(6)	clause (a)(2)(C) of “—Certain Covenants—Consolidation, Merger or Sale of Assets—The Company.”

Notwithstanding the foregoing, if the rating assigned to the notes by either Rating Agency should subsequently decline to below Investment Grade, the foregoing covenants will be reinstituted as of and from the date of such rating decline (the “Reversion Date”). Calculations under the reinstated “Limitation on Restricted Payments” covenant will be made as if the “Limitation on Restricted Payments” covenant had been in effect since the date of the indenture except that no Default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. Furthermore, all Debt incurred during the Suspension Period will be deemed to have been incurred or issued pursuant to clause (2) of the definition of “Permitted Debt.” Notwithstanding that the suspended covenants may be reinstated, no default will be deemed to have occurred as a result of a failure to comply with such suspended covenants during any Suspension Period (or upon termination of any covenant Suspension Period or after that time based solely on events that occurred during the Suspension Period).

There can be no assurance that the notes will ever achieve or maintain a rating of Investment Grade from any Rating Agency. The Company shall promptly deliver to the Trustee an Officer’s Certificate notifying the Trustee of any event giving rise to a Suspension Period or a Reversion Date, the date thereof and identifying the suspended covenants. The Trustee shall not have any obligation to monitor the ratings of the notes, determine whether a Suspension Period or Reversion Date has occurred or notify holders of the occurrence or dates of any Suspension Period, suspended covenants or Reversion Date.

Certain Covenants

Limitation on Debt and Disqualified Stock or Preferred Stock

(a)	The Company

(1)	will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Debt (including Acquired Debt) or Disqualified Stock; and

(2)

will not permit any of its Restricted Subsidiaries to Incur any Preferred Stock (other than Disqualified Stock or Preferred Stock of Restricted Subsidiaries held by the Company or a Restricted Subsidiary, so long as it is so held);

provided that the Company or any Restricted Subsidiary may Incur Debt (including Acquired Debt) or Disqualified Stock and any Restricted Subsidiary may Incur Preferred Stock if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio of the Company is not less than 2.25:1.00 (the “Fixed Charge Coverage Ratio Test”); provided that the maximum aggregate principal amount of Debt, Disqualified Stock or Preferred Stock that non-Guarantor Restricted Subsidiaries may incur under this paragraph (a) is $50.0 million outstanding at any time.

(b)	The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Debt (“Permitted Debt”):

(1)

Incurrence by the Company and the Guarantors of Priority Lien Debt in an aggregate principal amount (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) at any one time outstanding not to exceed the Priority Lien Cap and any related guarantees thereof;

(2)	Incurrence by the Company and its Restricted Subsidiaries of Existing Debt (other than Debt described in clause (1) of this paragraph);

(3)

Debt of (i) the Company or a Guarantor owed to the Company or any Guarantor so long as the Debt continues to be owed to the Company or a Guarantor, (ii) any Restricted Subsidiary that is a not Guarantor owed to any other Restricted Subsidiary that is not a Guarantor, (iii) the Company or a Guarantor owed to any Restricted Subsidiary that is not a Guarantor; provided that the Debt incurred under this clause (iii) is subordinated in right of payment to the notes and (iv) any Restricted Subsidiary that is not a Guarantor to the Company or a Guarantor; provided that the

Debt incurred under this clause (iv) is incurred in the ordinary course of business and consistent with past practice;

(4)

Debt constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, replace, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, “refinance”) then outstanding Debt (“Permitted Refinancing Debt”) that was permitted by the indenture to be incurred under clause (a) of this covenant or clauses (1), (4), (8), (9), (16) or (17) of this paragraph in an amount not to exceed the principal amount of the Debt so refinanced, plus premiums, fees and expenses; provided that:

(i)

in case the Debt to be refinanced is subordinated in right of payment to the notes, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the notes at least to the extent that the Debt to be refinanced is subordinated to the notes;

(ii)

(x) the new Debt does not have a Stated Maturity prior to the Stated Maturity of the Debt to be refinanced, and the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced or (y) the new debt does not have a Stated Maturity prior to the Stated Maturity of the notes, and the Average Life of the new Debt is at least equal to the remaining Average Life of the notes;

(iii)

in no event may Debt of the Company, Pledgor or any Guarantor be refinanced pursuant to this clause by means of any Debt of any Restricted Subsidiary that is neither a Guarantor, Pledgor nor the Company; and

(iv)	in case the Debt to be refinanced is secured, the Liens securing such new Debt have a Lien priority equal to or junior to the Liens securing the Debt being refinanced;

(5)	Bank Products Obligations and Permitted Hedging Agreements of the Company or any Restricted Subsidiary;

(6)

Debt of the Company or any Restricted Subsidiary in connection with one or more standby or trade-related letters of credit, performance bonds, bid bonds, appeal bonds, bankers acceptances, insurance obligations, reclamation obligations, bank guarantees, surety bonds, completion guarantees or other similar bonds and obligations, including self-bonding arrangements, issued by the Company or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances;

(7)

Debt arising from agreements of the Company or any Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or any Subsidiary;

(8)	[reserved];

(9)

Debt of the Company or any Restricted Subsidiary Incurred to finance the acquisition, construction or improvement of any assets, including Finance Lease Obligations and any Debt assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets before the acquisition thereof; provided that the aggregate principal amount at any time outstanding of any Debt Incurred pursuant to this clause, including all Permitted Refinancing Debt Incurred to refund, refinance or replace any Debt Incurred pursuant to this clause (9), may not exceed the greater of (a) $100.0 million and (b) 2.0% of Consolidated Net Tangible Assets; provided that such amount may be increased by the then-outstanding principal amount of any operating lease in existence on the Issue Date that is actually restructured to a Finance Lease after the Issue Date;

(10)

(i) Debt of the Company or any Restricted Subsidiary consisting of Guarantees of Debt of any Restricted Subsidiary otherwise permitted under this covenant and (ii) Debt of any Restricted Subsidiary consisting of Guarantees of Debt of the Company otherwise permitted under this covenant; provided that such Guarantee is incurred in accordance with the covenant described below under “—Note Guarantees by Restricted Subsidiaries.”

(11)

Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an issue of Preferred Stock;

(12)	Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(13)	Debt Incurred by any Foreign Restricted Subsidiary in an aggregate principal amount at any one time outstanding not to exceed $50.0 million;

(14)	Debt of the Company or any Restricted Subsidiary consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply or other arrangements;

(15)

Guarantees by the Company or any Restricted Subsidiary of borrowings by current or former officers, managers, directors, employees or consultants in connection with the purchase of Equity Interests of the Company by any such person in an aggregate principal amount not to exceed $2.0 million at any one time outstanding;

(16)

any Permitted Receivables Financing in an aggregate principal amount (or similar amount) at any time outstanding not to exceed the greater of (i) $250.0 million and (ii) 3.5% of Consolidated Net Tangible Assets;

(17)

Debt of the Company consisting of (i) additional notes issuable in exchange for Co-Issuer Notes and (ii) Debt under the LC Agreement issuable in exchange for Debt outstanding under the New Co-Issuer Term Loan Facility, as applicable, up to the Maximum Amount, pursuant to the Co-Issuer Notes Indenture;

(18)

Debt consisting of Additional Notes that is incurred solely in connection with the repurchase, retirement, repayment or exchange for 2022 Notes pursuant to clause (3) or (4) of the second paragraph of “Certain Covenants—Limitation on Restricted Payments;” and

(19)	Debt of the Company or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount at any time outstanding not to exceed $10.0 million.

The Company will not incur, and will not permit any Guarantor to incur, any Debt (including Permitted Debt) that is contractually subordinated in right of payment to any other Debt of the Company or such Guarantor unless such Debt is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Debt will be deemed to be contractually subordinated in right of payment to any other Debt of the Company solely by virtue of being unsecured or by virtue of being secured on junior priority basis.

For purposes of determining compliance with this “—Limitation on Debt and Disqualified Stock or Preferred Stock” covenant and the covenant described under the caption “—Liens,” in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (19) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Debt on the date of its Incurrence, or later reclassify all or a portion of such item of Debt, in any manner that complies with this covenant. Notwithstanding the foregoing, all Priority Lien

Debt will be deemed to have been incurred in reliance on the exception provided in clause (1) of the definition of Permitted Debt. The accrual of interest or preferred stock dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest on any Debt in the form of additional Debt with the same terms, the reclassification of preferred stock as Debt due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Debt or an issuance of preferred stock or Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Debt was incurred. Notwithstanding any other provision of this covenant, the maximum amount of Debt that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Debt outstanding as of any date will be:

(1)	the accreted value of the Debt, in the case of any Debt issued with original issue discount;

(2)	the principal amount of the Debt, in the case of any other Debt; and

(3)	in respect of Debt of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)	the Fair Market Value of such assets at the date of determination; and

(b)	the amount of the Debt of the other Person.

Limitation on Restricted Payments

(a)

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the following clauses being collectively “Restricted Payments”):

(1)

declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in the Company’s Qualified Equity Interests) held by Persons other than the Company or any of its Restricted Subsidiaries;

(2)	purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company held by Persons other than the Company or any of its Restricted Subsidiaries;

(3)

repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Debt that is unsecured, Junior Lien Debt or Subordinated Debt (other than (x) a payment of interest or principal at Stated Maturity thereof or the redemption, repurchase or other acquisition or retirement for value of any Debt that is unsecured, Junior Lien Debt or Subordinated Debt in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within three months of the date of such redemption, repurchase, acquisition or retirement or (y) Debt permitted under clause (3) of the definition of “Permitted Debt”); or

(4)	make any Investment other than a Permitted Investment (a “Restricted Investment”).

The amount of any Restricted Payment, if other than in cash, will be the Fair Market Value, on the date of the Restricted Payment, of the assets or securities proposed to be transferred or issued to or by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment, except that the Fair Market Value of any non-cash dividend or distribution paid within 60 days after the date of its declaration shall be determined as of such date.

(b)	The foregoing will not prohibit:

(1)	the payment of any dividend or distribution within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with paragraph (a);

(2)

dividends or distributions by a Restricted Subsidiary payable, on a pro rata basis or on a basis more favorable to the Company, to all holders of any class of Equity Interests of such Restricted Subsidiary a majority of which is held, directly or indirectly through Restricted Subsidiaries, by the Company;

(3)

the repurchase, retirement or repayment for cash of any 2022 Notes outstanding after the Issue Date in an aggregate principal amount not to exceed the sum of (a) the greater of (I) $25.0 million and (II) 75% of the principal amount of the 2022 Notes outstanding after the Issue Date, (b) any net cash proceeds from an offering of Qualified Equity Interests that has closed no longer than 45 days prior to such repurchase, retirement or repayment and (c) no earlier than 90 days prior to their Stated Maturity, from the net cash proceeds from an offering of Additional Notes that has closed no longer than 45 days prior to such repurchase, retirement or repayment; provided that the purchase price for any 2022 Notes repurchased, retired or repaid pursuant to this clause (3) is (w) less than 50% of the principal amount of such notes, plus accrued and unpaid interest, if repurchased, retired or repaid more than a year prior to their Stated Maturity, (x) less than 75% of the principal amount of such notes, plus accrued and unpaid interest, if repurchased, retired or repaid between a year and 45 days prior to their Stated Maturity, or (y) no higher than 100% of the principal amount of such notes, plus accrued and unpaid interest, if repurchased, retired or repaid within 45 days prior to their Stated Maturity;

(4)

the acquisition of any 2022 Notes outstanding after the Issue Date in exchange for Additional Notes in an aggregate principal amount no greater than the aggregate principal amount of the acquired 2022 Notes, plus accrued and unpaid interest;

(5)	the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company in exchange for Qualified Equity Interests of the Company;

(6)

the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Debt that is unsecured, Junior Lien Debt or Subordinated Debt in exchange for, or out of the proceeds of, a cash or non-cash contribution to the capital of the Company or a substantially concurrent offering (with any offering within 45 days deemed as substantially concurrent) of, Qualified Equity Interests of the Company;

(7)	any Investment acquired as a capital contribution to the Company, or made in exchange for Qualified Equity Interests of the Company;

(8)

the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company held by current officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates or their immediate family members) of the Company or any of its Restricted Subsidiaries upon death, disability, retirement, severance or termination of employment or pursuant to any agreement under which the Equity Interests were issued, and Investments in the Equity Interests of the Company in connection with certain purchases or redemptions of Equity Interests held by officers, directors and employees or any employee pension benefit plan of a type specified in the indenture; provided that the aggregate cash consideration paid therefor in any twelve-month period after the Issue Date does not exceed an aggregate amount of $5.0 million;

(9)

the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of any Debt that is unsecured, Junior Lien Debt, Subordinated Debt or Disqualified Stock at a purchase price not greater than 101% of the principal amount or liquidation preference thereof in the event of (i) a change of control pursuant to a provision no more favorable to the holders thereof than in the covenant described below under “—Repurchase of Notes at the Option of Holders—Change of Control” or (ii) an asset sale pursuant to a provision no more favorable to the holders thereof than in the covenant described above under “—Repurchase of Notes at the Option of Holders—Asset Sales,” provided that, in each case, prior to the repurchase the Company has made an Offer to Purchase and repurchased all notes issued under the indenture that were validly tendered for payment in connection with the Offer to Purchase;

(10)

cash payments in lieu of fractional shares upon exercise of options or warrants or conversion or exchange of convertible securities, repurchases of Equity Interests deemed to occur upon the exercise of options, warrants or other convertible securities to the extent such securities represent a portion of the exercise price of such options, warrants or other convertible securities and repurchases of Equity Interests in connection with the withholding of a portion of the Equity Interests granted or awarded to a director or an employee to pay for the Taxes payable by such director or employee upon such grant or award;

(11)

Restricted Payments, other than with respect to dividends or share repurchases, in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed $5.0 million;

(12)	[reserved];

(13)

open-market repurchases of any Debt (other than the 2022 Notes), so long as, immediately after giving pro forma effect to any such repurchase, the Company’s Minimum Liquidity shall be not less than $200.0 million;

(14)	repurchases of notes by the Company pursuant to the Issue Date Offer to Purchase; and

(15)	the issuance of additional notes in exchange for Co-Issuer Notes, up to the Maximum Amount, pursuant to the Co-Issuer Notes Indenture;

provided that, in the case of clauses (8), (9), (11), (13) and (14), no Default has occurred and is continuing or would occur as a result thereof.

For purposes of determining compliance with this covenant, in the event that a Restricted Payment permitted pursuant to this covenant or a Permitted Investment meets the criteria of more than one of the categories of Restricted Payment described in clauses (1) through (15) above or one or more clauses of the definition of Permitted Investments, the Company shall be permitted to classify such Restricted Payment or Permitted Investment on the date it is made, or later reclassify all or a portion of such Restricted Payment or Permitted Investment, in any manner that complies with this covenant, and such Restricted Payment or Permitted Investment shall be treated as having been made pursuant to only one of such clauses of this covenant or of the definition of Permitted Investments. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment.

Limitation on Liens

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, to secure any Debt other than Permitted Liens.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

(a)

Except as provided in paragraph (b), the Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Equity Interests to the Company or any other Restricted Subsidiary,

(2)	pay any Debt or other liabilities owed to the Company or any other Restricted Subsidiary,

(3)	make loans or advances to the Company or any other Restricted Subsidiary, or

(4)	sell, lease or transfer any of its property or assets to the Company or any other Restricted Subsidiary.

(b)	The provisions of paragraph (a) do not apply to any encumbrances or restrictions:

(1)

agreements governing Debt as in effect on the Issue Date, including pursuant to the Existing Credit Facility or the LC Agreement and the other documents relating to the Existing Credit Facility or the LC Agreement, and any amendments, modifications, restatements, extensions, renewals, replacements or refinancings of those agreements; provided that the encumbrances and restrictions in the amendment, modification, restatement, extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the noteholders than the encumbrances or restrictions being amended, modified, restated, extended, renewed, replaced or refinanced;

(2)	existing pursuant to the indenture, the notes, the Note Guarantee or the Security Documents;

(3)	existing under or by reason of applicable law, rule, regulation or order;

(4)	existing under any agreements or other instruments of, or with respect to:

(i)	any Person, or the property or assets of any Person, at the time the Person is acquired by the Company or any Restricted Subsidiary, or

(ii)	any Unrestricted Subsidiary at the time it is designated or is deemed to become a Restricted Subsidiary.

which encumbrances or restrictions (x) are not applicable to any other Person or the property or assets of any other Person and (y) were not put in place in anticipation of such event and any amendments, modifications, restatements, extensions, renewals, replacements or refinancings of any of the foregoing, provided that the encumbrances and restrictions in the amendment, modification, restatement, extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the noteholders than the encumbrances or restrictions being amended, modified, restated, extended, renewed, replaced or refinanced;

(5)

of the type described in clause (a)(4) arising or agreed to (i) in the ordinary course of business that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license, conveyance or similar contract, including with respect to intellectual property, (ii) that restrict in a customary manner, pursuant to provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements, the transfer of ownership interests in, or assets of, such partnership, limited liability company, Joint Venture or similar Person or (iii) by virtue of any Lien on, or agreement to transfer, option or similar right with respect to any property or assets of, the Company or any Restricted Subsidiary;

(6)

with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of the Capital Stock of, or property and assets of, the Restricted Subsidiary pending closing of such sale or disposition that is permitted by the indenture;

(7)	consisting of customary restrictions pursuant to any Permitted Receivables Financing;

(8)

existing pursuant to Permitted Refinancing Debt; provided that the encumbrances and restrictions contained in the agreements governing such Permitted Refinancing Debt are, taken as a whole, no less favorable in any material respect to the noteholders than those contained in the agreements governing the Debt being refinanced;

(9)

consisting of restrictions on cash or other deposits or net worth imposed by lessors, customers, suppliers or required by insurance surety bonding companies or in connection with any reclamation activity of the Company or a Restricted Subsidiary, in each case, in the ordinary course of business;

(10)

existing pursuant to purchase money obligations for property acquired in the ordinary course of business and Finance Leases or operating leases or Mining Leases that impose encumbrances or restrictions discussed in clause (a)(4) above on the property so acquired or covered thereby;

(11)	existing pursuant to any agreement or instrument relating to any Debt permitted to be Incurred by a Foreign Subsidiary subsequent to the Issue Date by the covenant described above under “—Limitation on Debt and Disqualified Stock and Preferred Stock”, which encumbrances or restrictions are customary for a financing or agreement of such type (as determined in good faith by the Company), and the Company determines in good faith that such encumbrances and restrictions will not materially affect the Company’s ability to make principal or interest payments on the notes as and when they become due;

(12)

existing pursuant to customary provisions in joint venture, operating or similar agreements, asset sale agreements and stock sale agreements required in connection with the entering into of such transaction;

(13)

existing pursuant to any agreement or instrument relating to any Debt permitted to be Incurred subsequent to the Issue Date by the covenant described above under “—Limitation on Debt and Disqualified Stock and Preferred Stock” if such encumbrances and restrictions are, taken as a whole, no less favorable in any material respect to the noteholders than is customary in comparable financings (as determined in good faith by the Company), and the Company determines in good faith that such encumbrances and restrictions will not materially affect the Company’s ability to make principal or interest payments on the notes as and when they become due; and

(14)

existing under or by reason of any Debt secured by a Lien permitted to be Incurred pursuant to the covenants described under ‘‘—Limitation on Debt and Disqualified Stock and Preferred Stock” and “—Limitation on Liens’’ that limit the right of the Company or any Restricted Subsidiary to dispose of the assets securing such Debt.

Note Guarantees by Restricted Subsidiaries

If and for so long as any Domestic Restricted Subsidiary of the Company, directly or indirectly, Guarantees any Debt of the Company or any other Guarantor, such Subsidiary shall provide a Note Guarantee within 30 days, and if the guaranteed Debt is Subordinated Debt, the Guarantee of such guaranteed Debt must be subordinated in right of payment to the Note Guarantee to at least the extent that the guaranteed Debt is subordinated to the notes.

Limitation on Transactions with Affiliates

(a)

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with any Affiliate of the Company or any Restricted Subsidiary (a “Related Party Transaction”) involving aggregate consideration in excess of $25.0 million, unless the Related Party Transaction is on fair and reasonable terms that are not materially less favorable (as reasonably determined by the Company) to the Company or any of the relevant Restricted Subsidiaries than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company.

(b)

Any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $50.0 million must first be approved by a majority of the Board of Directors of the Company who are disinterested in the subject matter of the transaction pursuant to a resolution by the Board of Directors of the Company.

(c)

Any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $100.0 million, the Company must deliver to the Trustee an opinion from an accounting, appraisal, or investment banking firm of national standing in the applicable jurisdiction (i) stating that its terms are not materially less favorable to the Company or any of the relevant Restricted Subsidiaries that would have been obtained in a comparable transaction with an unrelated Person or (ii) as to the fairness to the Company or any of the relevant Restricted Subsidiaries of such Related Party Transaction from a financial point of view.

(d)	The foregoing paragraphs do not apply to:

(1)	any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries of the Company;

(2)	the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company;

(3)	any Permitted Investment or any Restricted Payment permitted under the covenant described above under “—Limitation on Restricted Payments;”

(4)	any issuance of Equity Interests (other than Disqualified Equity Interests) of the Company;

(5)

loans or advances to officers, directors or employees of the Company in the ordinary course of business of the Company or its Restricted Subsidiaries or Guarantees in respect thereof or otherwise made on their behalf (including payment on such Guarantees) but only to the extent permitted by applicable law, including the Sarbanes-Oxley Act of 2002;

(6)

any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Company or any of its Restricted Subsidiaries with officers and employees of the Company or any of its Restricted Subsidiaries that are Affiliates of the Company and the payment of compensation to such officers and employees (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans) so long as such agreement has been entered into in the ordinary course of business;

(7)

transactions with customers, clients, suppliers, joint venture partners, managers, operators, or purchasers or sellers of goods or services (including pursuant to joint venture agreements) in the ordinary course of business on terms at least as favorable as might reasonably have been obtained at such time from a Person that is not an Affiliate of the Company, as determined in good faith by the Company;

(8)

(i) transactions arising under the Management Services Agreements and any indemnification and reimbursement payments required thereunder, provided that the aggregate amount of all such fees and payments may not exceed $15.0 million in any calendar year, (ii) any tax sharing payments to the Company or its Affiliates, and (iii) transactions arising under any other contract, agreement, instrument or other arrangement in effect on the Issue Date, as amended, modified or replaced from time to time so long as the amended, modified or new arrangements, taken as a whole at the time such arrangements are entered into, are not materially less favorable to the Company and its Restricted Subsidiaries than those in effect on the Issue Date;

(9)	transactions entered into as part of a Permitted Receivables Financing;

(10)

transactions with any Affiliate in its capacity as a holder of Debt or Equity Interests; provided that such Affiliate owns less than a majority of the interests of the relevant class and is treated the same as other holders;

(11)

payments to or from, and transactions with, any joint ventures or similar arrangements (including, without limitation, any cash management activities relating thereto); provided that such arrangements are on terms no less favorable to the Company and its Restricted Subsidiaries in any material respect, on the one hand, than to the relevant joint venture partner and its Affiliates, on the other hand, taking into account all related agreements and transactions entered in by the Company and its Restricted Subsidiaries, on the one hand, and the relevant joint venture partner and its Affiliates, on the other hand;

(12)

any lease or sublease of equipment to any Affiliate in the ordinary course of business on terms at least as favorable as might reasonably have been obtained at such time from a Person that is not an Affiliate of the Company, as determined in good faith by the Company; and

(13)	any agreements entered into in connection with the Refinancing Transactions.

Designation of Restricted and Unrestricted Subsidiaries

(a)	Without affecting the status of any Unrestricted Subsidiaries as of the Issue Date, the Company shall not designate any Subsidiary to be an Unrestricted Subsidiary after the Issue Date.

(b)	The Company may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default.

(c)	Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,

(1)

all of its Debt and Disqualified Stock or Preferred Stock will be deemed Incurred at that time for purposes of the covenant described above under “—Limitation on Debt and Disqualified Stock or Preferred Stock,” but will not be considered the sale or issuance of Equity Interests for purposes of the covenant described above under “—Repurchase of Notes at the Option of Holders—Asset Sales;”

(2)	Investments therein previously charged under the covenant described above under “—Limitation on Restricted Payments” will be credited thereunder;

(3)	it may be required to issue a Note Guarantee pursuant to the covenant described above under “—Note Guarantees by Restricted Subsidiaries;” and

(4)	it will thenceforward be subject to the provisions of the indenture as a Restricted Subsidiary.

(d)

Any designation by the Company of a Subsidiary as a Restricted Subsidiary will be evidenced to the Trustee by promptly filing with the Trustee an Officer’s Certificate certifying that the designation complied with the foregoing provisions.

Reports

Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any notes are outstanding, the Company must provide the Trustee and noteholders (or make available on EDGAR) within the time periods specified in those sections of the Exchange Act with:

(1)

all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to annual information only, a report thereon by the Company’s certified independent accountants, and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will (1) post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company were required to file those reports with the SEC and (2) furnish to the noteholders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, so long as the notes are not freely transferable under the Securities Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and its receipt of such reports shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or any other Person’s compliance with any of its covenants under the indenture or the notes (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate). The Trustee shall have no duty to determine whether any filings on EDGAR have been made or review or analyze any reports furnished or made available to it.

Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner any information or report required by this covenant shall be deemed cured (and the Company shall be deemed to be in compliance with this covenant) upon furnishing or filing such information or report as contemplated by this covenant (but without regard to the date on which such information or report is so furnished or filed); provided that such cure shall not otherwise affect the rights of the holders described below under “—Default and Remedies” if principal and interest have been accelerated in accordance with the terms of the indenture and such acceleration has not been rescinded or cancelled prior to such cure.

To the extent not satisfied by the reporting obligations outlined above, the Company shall furnish holders of notes and prospective investors, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the notes are not freely transferable under the Securities Act. The notes will be eligible for resale under Rule 144A. See “—Notice to Investors; Transfer Restrictions.”

Obligation to Maintain Ratings

The Company shall take all necessary actions to have a rating assigned to the notes by either Rating Agency prior to the Issue Date and to maintain a rating of the notes by at least one Rating Agency so long as any of the notes are outstanding.

Consolidation, Merger or Sale of Assets

The Company

(a)	The Company will not:

(1)	consolidate or merge with or into any Person, or

(2)	sell, convey, transfer, or otherwise dispose of all or substantially all of its assets, in one transaction or a series of related transactions, to any Person, unless:

(A)

either (x) the Company is the continuing Person or (y) the resulting, surviving or transferee Person (the “Surviving Company”) is a corporation, partnership (including a limited partnership), trust or limited liability company organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes by supplemental indenture (or other agreement or instrument, as applicable) all of the obligations of its predecessor under the indenture, the notes, the Note Guarantees, the Security Documents and the other Note Documents, as applicable;

(B)	immediately after giving effect to the transaction, no Default has occurred and is continuing;

(C)

immediately after giving effect to the transaction on a pro forma basis, the Company (or the Surviving Company, as applicable) (i) could Incur at least $1.00 of Debt under the Fixed Charge Coverage Ratio Test or (ii) would have a Fixed Charge Coverage Ratio on a pro forma basis that is at least equal to the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction; and

(D)

the Company delivers to the Trustee an Officer’s Certificate and an opinion of counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (or other agreement or instrument, as applicable) (if any) comply with the indenture;

provided, that clauses (B) and (C) will not apply (i) to the consolidation, merger, sale, conveyance, transfer or other disposition of the Company with or into a Wholly Owned Restricted Subsidiary or the consolidation, merger, sale, conveyance, transfer or other disposition of a Wholly Owned Restricted Subsidiary with or into the Company or (ii) if, in the good faith determination of the Board of Directors of the Company, whose determination is evidenced by a resolution of the Board of Directors of the Company, the sole purpose of the transaction is to change the jurisdiction of formation or incorporation of the Company, as applicable.

(b)	The Company shall not lease all or substantially all of its assets, whether in one transaction or a series of transactions, to one or more other Persons.

(c)

Upon the consummation of any transaction effected in accordance with these provisions, if the Company or the Company, as applicable, is not the continuing Person, the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company or the Company, as applicable, under the indenture, the notes, the Note Guarantees and the other Note Documents, as applicable, with the same effect as if such Successor Company had been named as the Company or the Company, as applicable, in the indenture. Upon any such substitution in the case of the Company, except for its sale, conveyance, transfer or disposition of less than all its assets, the Company will be released from its obligations under the indenture, the notes and the other Note Documents, and, upon any such substitution in the case of the Company, it will be released from its obligations under the indenture, its Note Guarantee and the other Note Documents as described above under “—The Note Guarantees.”

Guarantors

No Guarantor may:

(a)	consolidate or merge with or into any Person, or

(b)	sell, convey, transfer or otherwise dispose of all or substantially all of the Guarantor’s assets, in one transaction or a series of related transactions, to any Person,

unless

(1)	the other Person is the Company or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or

(2)

(A)    either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture (or other agreement or instrument, as applicable) all of the obligations of the Guarantor under its Note Guarantee, the Security Documents and the other Note Documents; and

(B)	immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(3)

the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Restricted Subsidiary) in a transaction or other circumstance that does not violate the indenture.

Default and Remedies

Events of Default

An “Event of Default” occurs if:

(1)

the Company defaults in the payment of the principal and premium, if any, of any note when the same becomes due and payable at final maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase);

(2)	the Company defaults in the payment of interest on any note when the same becomes due and payable, and the default continues for a period of 30 days;

(3)

the Company fails to make an Offer to Purchase and thereafter accept and pay for notes tendered when and as required pursuant to the covenant described above under “—Repurchase of Notes at the Option of Holders—Change of Control” or the Company or any Guarantor fails to comply with the covenant described above under “—Certain Covenants—Consolidation, Merger or Sale of Assets;”

(4)	the Company or any Restricted Subsidiary defaults in the performance of or breach any other of its covenants or agreements in the indenture or, under the notes or under the other Note Documents

(other than a default specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 60 consecutive days (or 90 consecutive days in the case of a failure to comply with the reporting obligations described under the caption “— Certain Covenants—Reports”) after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of 25% or more in aggregate principal amount of the notes;

(5)

there occurs with respect to any Debt of the Company or any of its Restricted Subsidiaries having an outstanding principal amount of $75.0 million or more (i) an event of default that results in such Debt being due and payable prior to its scheduled maturity or (ii) failure to make a principal payment on such Debt when due and such defaulted payment is not made, waived or extended within the applicable grace period;

(6)

one or more final judgments or orders for the payment of money are rendered against the Company or any of its Restricted Subsidiaries and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final judgment or order that causes, in each case, the aggregate amount for such final judgments or orders outstanding and not paid or discharged against such Person to exceed $75.0 million (in excess of amounts which the Company’s insurance carriers have agreed to pay under applicable policies), or its foreign currency equivalent, during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

(7)

certain bankruptcy defaults occur with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would be a Significant Subsidiary;

(8)	any Note Guarantee ceases to be in full force and effect, other than in accordance the terms of the indenture, or a Guarantor denies or disaffirms its obligations under its Note Guarantee;

(9)	the occurrence of the following:

(a)

except as permitted by the Note Documents, any Note Document establishing the Priority Liens ceases for any reason to be enforceable; provided that it will not be an Event of Default under this clause (9)(a) if the sole result of the failure of one or more Note Documents to be fully enforceable is that any Priority Lien purported to be granted under such Note Documents on Collateral, individually or in the aggregate, having a fair market value of not more than $100.0 million, ceases to be an enforceable and perfected Priority Lien; provided that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 60 days after any Officer of the Company or any Restricted Subsidiary becomes aware of such failure, which failure has not been cured during such time period;

(b)

except as permitted by the Note Documents, any Priority Lien purported to be granted under any Note Document on Collateral, individually or in the aggregate, having a fair market value in excess of $100.0 million, ceases to be an enforceable and perfected first priority Lien, subject to Permitted Liens; provided that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 60 days after any Officer of the Company or any Restricted Subsidiary becomes aware of such failure, which failure has not been cured during such time period; and

(c)

the Company or Guarantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Company or Guarantor set forth in or arising under any Note Document establishing Priority Liens.

(10)

(i) any termination of the Surety Transaction Support Agreement by any sureties signatory thereto, provided that such termination or terminations result in the Company or any of its Subsidiaries making payments or delivering collateral in excess of a fair market value of $50.0 million in the aggregate, or (ii) any modification of the Surety Transaction Support Agreement materially adverse to the Company or any of its Subsidiaries; or

(11)

the Company fails to comply with any obligation under the Transaction Support Agreement that survives or arises after the Issue Date (including any post-effective date covenant) and the default or breach continues for a period of 30 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of 25% or more in aggregate principal amount of the notes.

Consequences of an Event of Default

If an Event of Default, other than a bankruptcy default with respect to the Company occurs and is continuing under the indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by written notice to the Company (and to the Trustee if the notice is given by the holders), may declare the principal of and accrued interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal and accrued interest will become immediately due and payable. If a bankruptcy default occurs with respect to the Company, the principal of and accrued interest on the notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

Without limiting the generality of the foregoing, it is understood and agreed that if the notes are accelerated or otherwise become due prior to their stated maturity, in each case, as a result of an Event of Default (including, without limitation, an Event of Default under clause (7) of the definition thereof (including the acceleration of any portion of the notes by operation of law)), the greater of (i) the Applicable Premium and (ii) the amount by which the applicable redemption price set forth in the table under “—Optional Redemption” exceeds the principal amount of the notes (the “Redemption Price Premium”), as applicable, with respect to an optional redemption of the notes shall also be due and payable as though the notes had been optionally redeemed on the date of such acceleration and shall constitute part of the Obligations with respect to the notes in view of the impracticability and difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each holder’s lost profits as a result thereof. If the Redemption Price Premium becomes due and payable, it shall be deemed to be principal of the notes and interest shall accrue on the full principal amount of the notes (including the Redemption Price Premium) from and after the applicable triggering event, including in connection with an Event of Default specified under clause (7) of the definition thereof. Any Redemption Price Premium payable above shall be presumed to be liquidated damages sustained by each holder as the result of the acceleration of the notes and the Company and the Guarantors to the extent they provide guarantees for the notes pursuant to “—Guarantees” agree that it is reasonable under the circumstances currently existing. The premium shall also be payable in the event the notes or the Indenture are satisfied, released or discharged through foreclosure, whether by judicial proceeding, deed in lieu of foreclosure or by any other means. IN THE INDENTURE, THE COMPANY WILL, AND TO THE EXTENT APPLICABLE, THE GUARANTORS IN ANY APPLICABLE SUPPLEMENTAL INDENTURE WILL, EXPRESSLY WAIVE (TO THE FULLEST EXTENT THEY MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Company and if applicable, the Guarantors will expressly agree (to the fullest extent they may lawfully do so) that: (A) the Redemption Price Premium is reasonable and is the product of an arm’s length transaction between sophisticated business entities ably represented by counsel; (B) the Redemption Price Premium shall be payable notwithstanding the then prevailing market rates at the time acceleration occurs; (C) there has been a course of conduct between holders and the Issuer giving specific consideration in this transaction for such agreement to pay the Redemption Price Premium; and (D) the Company shall be estopped from claiming differently than as agreed to in this paragraph. The Company and if applicable, the Guarantors expressly acknowledge that their agreement to pay the Redemption Price Premium to holders as herein described was a material inducement to investors to acquire the notes.

Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more holders (each a “Directing Holder”) must be accompanied by a written representation from each such holder delivered to the Company and the Trustee that such holder is not (or, in the case such holder is DTC or its nominee, that such holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default (a “Default Direction”) shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such noteholder’s Position Representation within five business days of request therefor (a “Verification Covenant”). In any case in which the holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the notes in lieu of DTC or its nominee and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the notes, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Company has initiated litigation with a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the notes, the Company provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such holder, the percentage of notes held by the remaining holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, any acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.

Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee in connection with a Default under clauses (3), (4), (5), (6) or (9) during the pendency of an Event of Default under clause (7) as a result of a bankruptcy or similar proceeding shall not require compliance with the two immediately preceding paragraphs.

For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with the Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no liability to the Company, any holder or any other Person in acting in good faith on a Noteholder Direction.

The holders of a majority in principal amount of the outstanding notes by written notice to the Company and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

(1)	all existing Events of Default, other than the nonpayment of the principal of, and interest on, the notes that have become due solely by the declaration of acceleration, have been cured or waived, and

(2)	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Except as otherwise provided in “—Consequences of an Event of Default” or “—Amendments and Waivers—Amendments with Consent of Holders,” the holders of a majority in aggregate principal amount of the outstanding notes may, by notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

In the event of a declaration of acceleration of the notes because an Event of Default described in clause (5) under “—Events of Default” has occurred and is continuing, the declaration of acceleration of the notes shall be automatically annulled, without any action by the Trustee or the holders, if the event of default or payment default triggering such Event of Default pursuant to clause (5) shall be remedied or cured, or rescinded or waived by the holders of the Debt, or the Debt that gave rise to such Event of Default shall have been discharged in full, within 30 days after the declaration of acceleration with respect thereto and if (i) the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived.

The holders of a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the indenture or the other Note Documents, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of holders of notes not joining in the giving of such direction (it being understood that the Trustee shall have no duty to determine whether any direction is prejudicial to any holder). In addition, the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from holders of notes. Neither the Trustee nor the Collateral Trustee shall be obligated to take any action at the direction of holders of notes unless such holders have offered, and if requested, provided to the Trustee and Collateral Trustee indemnity or security satisfactory to the Trustee and Collateral Trustee.

A holder of notes may not institute any proceeding, judicial or otherwise, with respect to the indenture, the notes or the other Note Documents, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, the notes or the other Note Documents, unless:

(1)	the holder has previously given to the Trustee written notice of a continuing Event of Default;

(2)

holders of at least 25% in aggregate principal amount of outstanding notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under the indenture;

(3)

holders of notes have offered, and if requested, provided to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(4)	the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)	during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes have not given the Trustee a direction that is inconsistent with such written request.

Notwithstanding anything in the indenture to the contrary, the right of a holder of a note to receive payment of principal of or interest on its note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such dates, may not be impaired or affected without the consent of that holder.

If any Default occurs and is continuing and is actually known to a responsible officer of the Trustee, the Trustee will send notice of the Default to each holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interest of the holders. The Trustee will not be deemed to have knowledge of any Defaults or Events of Default unless written notice of an event, which is in fact a Default, has been delivered to the Trustee at its office specified in the Indenture and such notice references the Notes and the Indenture and states it is a “Notice of Default.”

No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders

No director, officer, employee, incorporator, member or stockholder of the Company, as such, will have any liability for any obligations of the Company under the notes, any Note Guarantee, the indenture or any other Note Document or for any claim based on, in respect of, or by reason of, such obligations. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Amendments and Waivers

Amendments without Consent of Holders

(a) The Company, the Trustee and the Collateral Trustee, as applicable, may amend or supplement the indenture, the notes and the other Note Documents without notice to or the consent of any noteholder:

(1)	to cure any ambiguity, defect, omission or inconsistency in the Note Documents;

(2)	to comply with the covenant described above under “—Certain Covenants—Consolidation, Merger or Sale of Assets;”

(3)	to evidence and provide for the acceptance of an appointment by a successor trustee;

(4)

to provide for uncertificated notes in addition to or in place of certificated notes, provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code;

(5)	to provide for any Guarantee of the notes, or to confirm and evidence the release, termination or discharge of any Guarantee when such release, termination or discharge is permitted by the indenture;

(6)	to provide for the issuance of Additional Notes in accordance with the terms of the indenture;

(7)

(a) to conform any provision to this “Description of the New Peabody Notes” and (b) conform the text of the Note Documents or any other such documents (in recordable form) as may be necessary or advisable (in the Company’s reasonable discretion) to preserve and confirm the relative priorities of the Secured Obligations and as such priorities are contemplated and set forth in the Collateral Trust Agreement;

(8)	make, complete or confirm any grant of Collateral permitted or required by any of the Note Documents, including to secure additional Priority Lien Debt;

(9)	release, discharge, terminate or subordinate Liens on Collateral in accordance with the Note Documents and to confirm and evidence any such release, discharge, termination or subordination;

(10)	as provided in the Collateral Trust Agreement;

(11)

in the case of any Note Document, to include therein any legend required to be set forth therein pursuant to the Collateral Trust Agreement or to modify any such legend as required by the Collateral Trust Agreement;

(12)

in the case of the indenture, to make any amendment to the provisions relating to the transfer and legending of the notes as permitted hereunder, including, without limitation, to facilitate the issuance and administration of the notes; provided that compliance with the indenture as so amended may not result in the notes being transferred in violation of the Securities Act or any applicable securities laws;

(13)	to comply with the rules of any applicable securities depositary;

(14)

to comply with any requirement of the SEC in connection with qualifying or maintaining the qualification of, the indenture under the TIA (if the Company elects to qualify the indenture under the TIA); or

(15)	to make any other change that does not materially and adversely affect the rights of any holder.

In addition, the Collateral Trustee and the Trustee will be authorized to amend the Security Documents as provided under the caption “—Collateral Trust Agreement—Amendment of Security Documents.”

Except as otherwise provided in “—Default and Remedies—Consequences of an Event of Default” or the following paragraph, the Company and the Trustee may amend the indenture, the notes and the other Note Documents with the consent of the holders of at least 66.67% in aggregate principal amount of the outstanding notes, and the holders of at least 66.67% in aggregate principal amount of the outstanding notes may waive future compliance by the Company with any provision of the indenture, the notes or the other Note Documents.

(b) Notwithstanding the provisions of paragraph (a), without the consent of each holder affected, an amendment or waiver may not:

(1)

reduce the principal amount of or change the Stated Maturity of any installment of principal of any note or waive the provisions with respect to the redemption of the notes (other than the provisions described under the captions “—Repurchase of Notes at the Option of Holders—Change of Control” and “—Repurchase of Notes at the Option of Holders —Asset Sales”, which are described below),

(2)	reduce the rate of or change the Stated Maturity of any interest payment on any note,

(3)	reduce the amount payable upon the redemption of any note or, in respect of an optional redemption, the times at which any note may be redeemed or,

(4)	after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder,

(5)	make any note payable in money other than that stated in the note,

(6)

impair the right of any holder of notes to receive any principal payment or interest payment on such holder’s notes or Note Guarantee, on or after the Stated Maturity thereof, or eliminate the contractual right expressly set forth in the indenture or the notes of any holder to institute suit for the enforcement of any such payment,

(7)	make any change in the percentage of the principal amount of the notes whose holders must consent to an amendment or waiver,

(8)	[reserved],

(9)	make any change in any Note Guarantee that would adversely affect the noteholders,

(10)

modify or amend the provisions in the indenture regarding the waiver of past Defaults and the waiver of certain covenants by the holders of such notes affected thereby, except to increase any percentage vote required or to provide that certain other provisions of the indenture may not be modified or waived without the consent of the holder of each note affected thereby, or

(11)	modify or amend any of the above or this amendment and waiver provision.

In addition, the consent of holders representing at least 85.00% of outstanding notes will be required to (i) release the Liens for the benefit of the holders of the notes on all or substantially all of the Collateral, (ii) alter or waive the provisions with respect to the redemption of the notes described under the captions “—Repurchase of Notes at the Option of Holders—Change of Control” and “—Repurchase of Notes at the Option of Holders —Asset Sales” or (iii) modify or change any provision of the indenture affecting the ranking of the notes in a manner materially adverse to the holders of the notes.

It is not necessary for noteholders to approve the particular form of any proposed amendment or waiver, but is sufficient if their consent approves the substance thereof.

Neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid or agreed to be paid to all holders of the notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment. In addition, neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of consent fee, pay down, future collateral, or otherwise, to any holder of Debt under the LC Agreement for or as an inducement to any consent, waiver, forbearance or amendment of any financial maintenance or minimum liquidity covenants included in the LC Agreement unless such consideration is offered to be paid or agreed to be paid to all holders of the notes on a pro rata basis.

For the avoidance of doubt, no amendment to, or deletion of any of the covenants described under “—Certain Covenants,” or action taken in compliance with the covenants in effect at the time of such action, shall be deemed to impair or affect any legal rights of any holders of the notes to receive payment of principal of or premium, if any, or interest on the notes or to institute suit for the enforcement of any payment on or with respect to such holder’s notes.

Defeasance and Discharge

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1)

the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, if any, on, such notes when such payments are due from the trust referred to below;

(2)

the Company’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties, immunities and indemnities of the Trustee and Collateral Trustee, and the Company’s and the Guarantors’ obligations in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants (including its obligation to make an Offer to Purchase pursuant to a Change of Control or Asset Sale) contained in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event covenant Defeasance occurs, all Events of Default described under “—Default and Remedies” (except those relating to payments on the notes or bankruptcy, receivership, rehabilitation or insolvency events) will no longer constitute an Event of Default.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)

the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2)

in the case of Legal Defeasance, the Company must deliver to the Trustee an opinion of counsel confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)

in the case of Covenant Defeasance, the Company must deliver to the Trustee an opinion of counsel confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)

no Default or Event of Default under the notes has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Debt), and the granting of Liens to secure such borrowings);

(5)

such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other Debt being defeased, discharged or replaced) to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound;

(6)

the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7)

the Company must deliver to the Trustee and the Collateral Trustee an Officer’s Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

The Collateral will be released from the Lien securing the notes, as provided under the caption “—Collateral Trust Agreement—Release of Liens in Respect of Notes,” upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions described above.

Concerning the Trustee and Paying Agent

Wilmington Trust, National Association will be the Trustee under the indenture.

Except during the continuance of an Event of Default actually known to a responsible officer of the Trustee, the Trustee will be required to perform only those duties that are specifically set forth in the indenture and no others, and no implied covenants or obligations will be read into the indenture against the Trustee. In case an Event of Default has occurred and is continuing and is actually known to a responsible officer of the Trustee, the Trustee shall exercise those rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. No provision of the indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties thereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

The indenture will limit the rights of the Trustee, should it become a creditor of any obligor on the notes or the Note Guarantees, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee may engage in other transactions with the Company and its Affiliates; provided that if it acquires any conflicting interest after a Default has occurred and is continuing, it must either eliminate the conflict within 90 days, apply to the Commission for permission to continue or resign.

Wilmington Trust, National Association will also initially serve as the security registrar and paying agent for the notes. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts. We may also choose to act as our own paying agent, but must also maintain a paying agency in the contiguous United States. Whenever there are changes in the paying agent for the notes we must notify the Trustee.

References in the indenture to the Trustee shall, as appropriate, refer also to the paying agent and security registrar, and such other entities and any authentication agent shall be entitled to the same rights, protections and indemnities as those granted to the Trustee.

Form, Denomination and Registration of Notes

The notes will be issued in registered form, without interest coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, in the form of both global notes and certificated notes, as further described below under “—Book Entry, Delivery and Form.”

The Trustee will not be required (i) to issue, register the transfer of or exchange any note for a period of 15 days before a selection of notes to be redeemed, (ii) to register the transfer of or exchange any note so selected for redemption in whole or in part, except, in the case of a partial redemption, that portion of the note not being redeemed, or (iii) if a redemption is to occur after a regular record date but on or before the corresponding interest payment date, to register the transfer or exchange any note on or after the regular record date and before the date of redemption.

No service charge will be imposed in connection with any transfer or exchange of any note, but the Company may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Governing Law

The indenture, including any Note Guarantees, the notes and the other Note Documents shall be governed by, and construed in accordance with, the laws of the State of New York; however, the Mortgages shall be governed by, and construed in accordance with, the laws of the state in which the applicable premises is located.

Certain Definitions

“2022 Notes” means the Company’s 6.000% Senior Secured Notes due 2022 issued pursuant to the 2022 Notes Indenture.

“2022 Notes Indenture” means the Indenture, dated as of February 15, 2017, between the Company (as successor by merger to Peabody Securities Finance Corporation) and Wilmington Trust, National Association, as Trustee, governing 6.000% Senior Secured Notes due 2022 and 6.375% Senior Secured Notes due 2025, as amended and supplemented with respect to the 6.000% Senior Secured Notes due 2022.

“2025 Notes Indenture” means the Indenture, dated as of February 15, 2017, between the Company (as successor by merger to Peabody Securities Finance Corporation) and Wilmington Trust, National Association, as Trustee, governing 6.000% Senior Secured Notes due 2022 and 6.375% Senior Secured Notes due 2025, as amended and supplemented with respect to the 6.375% Senior Secured Notes due 2025.

“2022 Notes Indenture Trustee” means Wilmington Trust, National Association, in its capacity as trustee under the 2022 Notes Indenture.

“2025 Notes Indenture Trustee” means Wilmington Trust, National Association, in its capacity as trustee under the 2025 Notes Indenture.

“ABL Collateral Agent” means any agent or representative of the holders of the ABL Debt (including for purposes related to the administration of the ABL Security Documents) pursuant to the credit agreement or other agreement governing such ABL Debt.

“ABL Credit Facilities” means one or more asset-based revolving credit facilities with banks or other institutional or other lenders providing for asset-based revolving credit loans or letters of credit, as such credit facility, in whole or in part, in one or more instances, may be amended, restated, modified, supplemented, extended, renewed, refunded, restructured, refinanced or replaced or otherwise modified from time to time and whether by the same or any other agent, lender or group of lenders or other party.

“ABL Debt” means Funded Debt incurred by the Company or any of the Guarantors under clause (1) of the definition of Permitted Debt that is secured by an ABL Lien that is permitted to be incurred and so secured under each applicable Secured Debt Document; provided, that:

(a)

on or before the date on which such Funded Debt is incurred by the Company or a Guarantor, such Funded Debt is designated by the Company, in an Officer’s Certificate delivered to the Collateral Trustee and the ABL Collateral Agent, as “ABL Debt” for the purposes of the Secured Debt Documents and the ABL Lien Documents; provided that no Series of Secured Debt may be designated as ABL Debt; and

(b)	such Funded Debt is subject to an ABL Intercreditor Agreement; and

(c)

all other requirements set forth in the ABL Intercreditor Agreement with respect to the incurrence of such Funded Debt have been satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if the Company delivers to the Collateral Trustee and the ABL Collateral Agent an Officer’s Certificate stating that such requirements and other provisions have been satisfied and that such Debt is “ABL Lien Debt”).

“ABL Intercreditor Agreement” means an intercreditor agreement entered into between the ABL Collateral Agent, the Priority Collateral Trustee and the Junior Collateral Trustee that sets forth the relative priority of the Priority Liens and Junior Liens, on the one hand, compared to the ABL Liens, on the other hand.

“ABL Lien” means a Lien granted by an ABL Security Document to the ABL Collateral Agent, at any time, upon any ABL Priority Collateral of the Company or any Guarantor to secure ABL Obligations; provided that any such Lien upon Collateral other than ABL Priority Collateral will be junior to the Priority Liens and the Junior Liens.

“ABL Lien Documents” means any ABL Credit Facility pursuant to which any ABL Debt is incurred and ABL Security Documents.

“ABL Lien Obligations” means the ABL Debt and all other Obligations in respect of ABL Debt, and guarantees thereof, that are secured, or intended to be secured, under the ABL Lien Documents and are subject to the terms of the ABL Intercreditor Agreement, solely to the extent such Obligations and such guarantees thereof are permitted to be incurred under the ABL Lien Documents and the Secured Debt Documents and are so secured under the ABL Lien Documents.

“ABL Priority Collateral” means (i) accounts and chattel paper (but excluding intercompany debt owed to the Company or any Guarantor), in each case other than to the extent constituting identifiable proceeds of Term Priority Collateral; (ii) deposit accounts (and all cash, checks and other negotiable instruments, funds and other evidences of payment held therein), other than a deposit account used exclusively for identifiable proceeds of Term Priority Collateral; (iii) all inventory; (iv) to the extent evidencing, governing, securing or otherwise reasonably related to any of the foregoing, all documents, general intangibles, instruments, commercial tort claims, letters of credit, letter of credit rights and supporting obligations (but excluding intercompany debt owed to the Company or any Grantor); provided, however, that to the extent any of the foregoing also evidence, govern, secure or otherwise reasonably relate to any Term Priority Collateral, only that portion that evidences, governs, secures or primarily relates to ABL Priority Collateral shall constitute ABL Priority Collateral; provided, further, that the foregoing shall not include any intellectual property; (v) all books, records and documents related to the foregoing (including databases, customer lists and other records, whether tangible or electronic, which contain any information relating to any of the foregoing); and (vi) all proceeds and products of any or all of the foregoing in whatever form received, including claims against third parties.

“ABL Security Documents” means the ABL Intercreditor Agreement, all security agreements, collateral assignments, mortgages, control agreements or other grants or transfers for security executed and delivered by Company or any Guarantor creating (or purporting to create) a Lien upon the ABL Priority Collateral in favor of the ABL Collateral Agent, for the benefit of any of the holders of ABL Lien Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the ABL Intercreditor Agreement.

“Accreted Value” means, as of any date, an amount equal to the sum of (i) the Issue Amount and (ii) the PIK Interest accrued through such date, such amount to be calculated on a daily basis at the rate of 2.500% per annum compounded semiannually on each June 30 and December 31, from the Issue Date through the date of determination computed on the basis of a 360-day year of twelve 30-day months.

“Acquired Debt” means Debt of a Person existing at the time the Person is acquired by, or merges with or into, the Company or any Restricted Subsidiary or becomes a Restricted Subsidiary, whether or not such Debt is Incurred in connection with, or in contemplation of, the Person being acquired by or merging with or into or becoming a Restricted Subsidiary.

“Act of Required Secured Parties” means, as to any matter at any time:

(i) until the earlier of (x) the Discharge of Credit Facility Obligations and (y) the Outstanding Loan Threshold Date, a direction in writing delivered to the Priority Collateral Trustee by or with the written consent of, the Required Lenders;

(ii) from and after the earlier of (x) the Discharge of Credit Facility Obligations and (y) the Outstanding Loan Threshold Date, but prior to the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of, the holders of (or the Priority Lien Representatives representing the holders of) more than 50% of the sum of:

(a) the aggregate outstanding principal amount of Priority Lien Debt (including the face amount of outstanding letters of credit whether or not then available or drawn); and

(b) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Priority Lien Debt; provided, however, that if at any time prior to the Discharge of Priority Lien Obligations the only remaining Priority Lien Obligations are Swap Obligations, then the term “Act of Required Secured Parties” will mean the holders of a majority of the aggregate “settlement amount” (or similar term) as defined in the Swap Contracts (or, with respect to any Swap Contract that has been terminated in accordance with its terms, the amount, if any, then due and payable by the Company or any other Grantor (exclusive of expenses and similar payments but including any early termination payments then due) under such Swap Contract) under all Swap Contracts; provided further, that any Swap Contract with a “settlement amount” (or similar term) or termination payment that is a negative number shall be disregarded for purposes of all calculations required by the term “Act of Required Secured Parties;” and

(iii) at any time after the Discharge of Priority Lien Obligations, a direction in writing delivered to the Junior Collateral Trustee by or with the written consent of the holders of (or the Junior Lien Representatives representing the holders of) Junior Lien Debt representing the Required Junior Lien Debtholders.

For purposes of this definition, (a) Secured Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding and neither the Company nor any Affiliate of the Company will be entitled to vote such Secured Debt (in each case, as identified in writing to the Collateral Trustee by the applicable Secured Debt Representative) and (b) votes will be determined in accordance with the provisions described under “—Collateral Trust Agreement—Voting.”

“Additional Assets” means all or substantially all of the assets of a Permitted Business, or Voting Stock of another Person engaged in a Permitted Business that will, on the date of acquisition, be a Restricted Subsidiary, or other assets (other than cash and Cash Equivalents or securities (including Equity Interests)) that are to be used in a Permitted Business.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with, such specified Person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and a Person shall be presumed to “control” another Person if (A) the first Person either (i) is the Beneficial Owner, directly or indirectly, of 35% or more of the total voting power of the Voting Stock of such specified Person or (ii) (x) is the Beneficial Owner, directly or indirectly, of 10% or more of the total voting power of the Voting Stock of such specified Person and (y) has the right to appoint or nominate, or has an officer or director that is, at least one member of the Board of Directors of such specified Person, or (B) if the specified Person is a limited liability company, the first Person is the managing member. “Controlled” has a meaning correlative thereto.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1)	1.0% of the Accreted Value of the note; or

(2)	the excess of:

(a)

the present value at such redemption date of (i) the redemption price of such note at December 31, 2022 (such redemption price being set forth in the table above under the caption “—Optional Redemption”), plus (ii) all required Cash Interest payments due on such note from the redemption date through December 31, 2022 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the Accreted Value of such note.

The Trustee shall have no duty to calculate or verify the calculation of the Applicable Premium.

“Asset Sale” means any sale, lease (other than operating leases or finance leases entered into in the ordinary course of a Permitted Business), transfer or other disposition of any assets by the Company or any Restricted

Subsidiary outside of the ordinary course of business, including by means of a merger, consolidation or similar transaction and including any sale or issuance of the Equity Interests of any Restricted Subsidiary (each of the above referred to as a “disposition”), provided that the following are not included in the definition of “Asset Sale”:

(1)

a disposition to the Company or a Restricted Subsidiary, including the sale or issuance by the Company or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to the Company or any Restricted Subsidiary;

(2)

the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof, and dispositions of Receivables and related assets by Securitization Subsidiary in connection with a Permitted Receivables Financing and any transactions in connection with factoring of receivables by a non- Guarantor Restricted Subsidiary of the Company undertaken consistent with past practice or in the ordinary course of business;

(3)	a transaction covered by the covenant described above under “—Certain Covenants— Consolidation, Merger or Sale of Assets—The Company;”

(4)	a Restricted Payment permitted under the covenant described above under “—Certain Covenants—Limitation on Restricted Payments” or a Permitted Investment;

(5)

any transfer of property or assets that consists of grants by the Company or its Restricted Subsidiaries in the ordinary course of business of licenses or sub-licenses, including with respect to intellectual property rights;

(6)	the sale of Capital Stock of an Unrestricted Subsidiary;

(7)

the sale of assets by the Company and its Restricted Subsidiaries consisting of Real Property solely to the extent that such Real Property is not necessary for the normal conduct of operations of the Company and its Restricted Subsidiaries;

(8)	foreclosure of assets of the Company or any of its Restricted Subsidiaries to the extent not constituting a Default;

(9)	the sale or other disposition of cash or Cash Equivalents;

(10)	the unwinding of any Permitted Hedging Agreements;

(11)	the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(12)	the issuance of Disqualified Stock or Preferred Stock pursuant to the covenant described above under “—Certain Covenants—Limitation on Debt and Disqualified Stock or Preferred Stock;”

(13)

(a) the sale of damaged, obsolete, unusable or worn out equipment or equipment that is no longer needed in the conduct of the business of the Company and its Restricted Subsidiaries and (b) sales of inventory, used or surplus equipment or reserves and dispositions related to the burn-off of mines;

(14)

dispositions of assets by virtue of an asset exchange or swap with a third party in any transaction (a) with an aggregate Fair Market Value less than or equal to $15.0 million, (b) involving a coal-for-coal swap, (c) to the extent that an exchange is for Fair Market Value and for credit against the purchase price of similar replacement property or (d) consisting of a coal swap involving any Real Property;

(15)	any disposition in a transaction or series of related transactions of assets with a Fair Market Value of less than $10.0 million; and

(16)	exchanges and relocation of easements for pipelines, oil and gas infrastructure and similar arrangements in the ordinary course of business.

If, in connection with an acquisition by the Company or any Restricted Subsidiary, a portion of the acquired assets are disposed of within 90 days of such acquisition, such disposition shall not be deemed to be an Asset Sale; provided that such assets are disposed of for Fair Market Value.

“Average Life” means, as of the date of determination with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“Bank Products Obligations” means any and all obligations of the Company, Pledgor or any Guarantor arising out of (a) the execution or processing of electronic transfers of funds by automatic clearing house transfer, wire transfer or otherwise to or from the deposit accounts of the Company, Pledgor and/or any Guarantor now or hereafter maintained with any of such lenders or their affiliates, (b) the acceptance for deposit or the honoring for payment of any check, draft or other item with respect to any such deposit accounts, (c) any other treasury, deposit, disbursement, overdraft, and cash management services afforded to the Company or Guarantor by any of such lenders or their affiliates, and (d) stored value card, commercial credit card and merchant card services.

“Bankruptcy Code” “means Title 11 of the United States Code, as amended or any similar federal or state law for the relief of debtors.

“Bankruptcy Law” means the Bankruptcy Code and any federal, state or foreign law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

“Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, if the general partner of the partnership is a corporation, the board of directors of the general partner of the partnership and if the general partner of the partnership is a limited liability company, the managing member or members or any controlling committee of managing members thereof of such general partner, (c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof or any manager thereof and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Stock” means

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests;

(4)

any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock; and

(5)	in the case of a Gibraltar registered company, the share capital in such company.

“Cash Equivalents” means

(1)	U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations with maturities not exceeding two years from the date of acquisition;

(2)

(i) demand deposits, (ii) time deposits and certificates of deposit with maturities of two years or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding two years from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof (including any branch of a foreign bank licensed under any such laws) having capital, surplus and undivided profits in excess of $250 million (or the foreign currency equivalent thereof) whose short-term debt is rated A-2 or higher by S&P or P-2 or higher by Moody’s;

(3)	commercial paper maturing within 364 days from the date of acquisition thereof and having, at such date of acquisition, ratings of at least A-1 by S&P or P-1 by Moody’s;

(4)

readily marketable direct obligations issued by any state, commonwealth or territory of the U.S. or any political subdivision thereof, in each case rated at least A-1 by S&P or P-1 by Moody’s with maturities not exceeding one year from the date of acquisition;

(5)

bonds, debentures, notes or other obligations with maturities not exceeding two years from the date of acquisition issued by any corporation, partnership, limited liability company or similar entity whose long-term unsecured debt has a credit rate of A2 or better by Moody’s and A or better by S&P;

(6)

investment funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (5) above (determined without regard to the maturity and duration limits for such investments set forth in such clauses, provided that the weighted average maturity of all investments held by any such fund is two years or less);

(7)

fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (1) above and entered into with a financial institution satisfying the criteria described in clause (2) above; and

(8)	in the case of a Foreign Restricted Subsidiary, substantially similar investments, of comparable credit quality, denominated in the currency of any jurisdiction in which such Person conducts business.

“Cash Management Agreement” means any agreement evidencing Cash Management Obligations.

“Cash Management Obligations” means Bank Products Obligations, in each case, (x) with any Person that (x) at the time it enters into a Cash Management Agreement, is a Lender (as defined in the Existing Credit Facility or the LC Agreement, as applicable), an Agent (as defined in the Existing Credit Facility or the LC Agreement, as applicable), an Arranger (as defined in the Existing Credit Facility or the LC Agreement, as applicable) or an Affiliate of any of the foregoing or (ii) becomes a Lender (as defined in the Existing Credit Facility or the LC Agreement, as applicable), an Agent (as defined in the Existing Credit Facility or the LC Agreement, as applicable), an Arranger (as defined in the Existing Credit Facility or the LC Agreement, as applicable), or an Affiliate of any of the foregoing at any time after it has entered into a Cash Management Agreement and (y) which has been designated at the election of the Company as “Cash Management Obligations” by written notice given by the Company and acknowledged by the Priority Lien Representative for the applicable Cash Management Obligations to the Collateral Trustee.

“Cash Management Provider” means the counterparty to the Company or any Restricted Subsidiary of the Company under any Cash Management Agreement.

“Change of Control” means:

(1)

the sale, lease, transfer, or conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act);

(2)

any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than (in the case of the Company) the Company or the Permitted Holders, is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

(3)

individuals who on the Issue Date constituted the Board of Directors of the Company, together with any new directors whose election by the Board of Directors or whose nomination for election by the holders of the Voting Stock of the Company was approved by a majority of the directors then still in office who were either directors or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

(4)	the adoption of a plan relating to the liquidation or dissolution of the Company.

Notwithstanding the preceding, a conversion of the Company or any of its Restricted Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited partnership, corporation, limited liability company or other form of entity or an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests for another form of entity shall not constitute a Change of Control, so long as following such transaction the “persons” (as that term is used in Section 13(d) of the Exchange Act) who Beneficially Owned the Voting Stock of the Company, as the case may be, immediately prior to such transaction continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, and, in either case no “person,” Beneficially Owns more than 50% of the Voting Stock of such entity or its general partner, as applicable.

“Class” means (1) in the case of Junior Lien Obligations, every Series of Junior Lien Debt and all other Junior Lien Obligations, taken together, and (2) in the case of Priority Lien Obligations, every Series of Priority Lien Debt and all other Priority Lien Obligations, taken together. The Collateral Trust Agreement includes two Classes of Secured Parties, the holders of Priority Lien Obligations and holders of Junior Lien Obligations.

“Co-Issuer Notes” means the 10.000% Senior Secured Notes due 2024 Issued by PIC AU Holdings LLC and PIC AU Holdings Corporation.

“Co-Issuer Notes Collateral Trustee” means Wilmington Trust, National Association, as collateral trustee under that certain Second Lien Collateral Trust Agreement.

“Co-Issuer Notes Indenture” means the Indenture, dated as of the Issue Date, among PIC AU Holdings LLC and PIC AU Holdings Corporation and Wilmington Trust, National Association, as Trustee, governing the Co-Issuer Notes.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all property subject or purported to be subject, from time to time, to a Lien under any Security Document.

“Collateral Trust Agreement” means that certain collateral trust agreement dated April 3, 2017, as amended, by and among the Company, the Guarantors, the Priority Collateral Trustee, the Junior Lien Collateral Trustee, the 2025 Notes Indenture Trustee, the 2022 Notes Indenture Trustee and the administrative agent under the Existing Credit Facility, and, as of the Issue Date, the Trustee and the agent under the LC Agreement.

“Collateral Trust Joinder” means (1) with respect to the provisions of the Collateral Trust Agreement relating to any additional Secured Debt, an agreement substantially in the form attached to the Collateral Trust Agreement and (2) with respect to the provisions of the Collateral Trust Agreement relating to the addition of additional Guarantors, an agreement substantially in the form attached to the Collateral Trust Agreement.

“Collateral Trustee” means each of (i) the Priority Collateral Trustee and (ii) the Junior Collateral Trustee.

“Commission” or “SEC” means the Securities and Exchange Commission.

“common equity,” when used with respect to a contribution of capital to the Company, means a capital contribution to the Company in a manner that does not constitute Disqualified Equity Interests.

“Common Stock” means Capital Stock not entitled to any preference on dividends or distributions, upon liquidation or otherwise.

“Consolidated Net Income” means, for any period, for the Company and the Restricted Subsidiaries on a consolidated basis, the net income (or loss) attributable to the Company and the Restricted Subsidiaries for that period, determined in accordance with GAAP, excluding, without duplication:

(1)	non-cash compensation expenses related to common stock and other equity securities issued to employees;

(2)	extraordinary or non-recurring gains and losses;

(3)	[reserved];

(4)	income or losses from discontinued operations or disposal of discontinued operations or costs and expenses associated with the closure of any mines (including any reclamation or disposal obligations);

(5)	any non-cash impairment charge or asset write-off, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;

(6)	net unrealized gains or losses resulting in such period from non-cash foreign currency remeasurement gains or losses;

(7)	net unrealized gains or losses resulting in such period from the application FASB ASC 815. Derivatives and Hedging, in each case, for such period;

(8)	non-cash charges including non-cash charges due to cumulative effects of changes in accounting principles; and

(9)

any net income (or loss) of the Company or a Restricted Subsidiary for such period that is not a Subsidiary, or is an Unrestricted Subsidiary or a Securitization Subsidiary, or that is accounted for by the equity method of accounting to the extent included therein; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the Company or a Restricted Subsidiary thereof in respect of such period.

“Consolidated Net Tangible Assets” means, as of any particular time, the total of all the assets appearing on the most recent consolidated balance sheet prepared in accordance with GAAP of the Company and the

Restricted Subsidiaries as of the end of the last fiscal quarter for which financial information is available (less applicable reserves and other properly deductible items) after deducting from such amount:

(1)

all current liabilities, including current maturities of long-term debt and current maturities of obligations under finance leases (other than any portion thereof maturing after, or renewable or extendable at our option or the option of the relevant Restricted Subsidiary beyond, twelve months from the date of determination); and

(2)

the total of the net book values of all of our assets and the assets of our Restricted Subsidiaries properly classified as intangible assets under GAAP (including goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets).

The calculation of “Consolidated Net Tangible Assets” will be made on a pro forma basis consistent with the definition of Fixed Charge Coverage Ratio.

“Consolidated Total Debt” means, as of the date of determination, an amount equal to the sum (without duplication) of (1) the aggregate amount of all outstanding Debt of the Company and its Restricted Subsidiaries on a consolidated basis, but excluding the amount of any Swap Obligations (other than Swap Obligations entered into for speculative purposes) plus (2) the aggregate amount of all outstanding Disqualified Stock of the Company and its Restricted Subsidiaries, other than any Disqualified Stock issued by the Company to any Guarantor, or by a Guarantor to the Company or any other Guarantor, on a consolidated basis, with the amount of such Disqualified Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and Maximum Fixed Repurchase Price.

For purposes hereof, the “Maximum Fixed Repurchase Price” of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Consolidated Total Debt shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined reasonably and in good faith by the Company.

“Controlled Subsidiary” means, with respect to any consent, waiver or right to terminate or accelerate the obligations under a Contract, any Subsidiary that the Company directly or indirectly controls for purposes of the provision of such consent, waiver or exercise of such right to terminate or accelerate the obligations under such Contract.

“Controlling Priority Lien Representative” means (i) until the earlier of (x) the Discharge of Credit Facility Obligations and (y) the Outstanding Loan Threshold Date, the Administrative Agent and (ii) from and after the earlier of (x) the Discharge of Credit Facility Obligations and (y) the Outstanding Loan Threshold Date, the Major Non-Controlling Priority Representative.

“Controlling Representative” means at any time (i) prior to the Discharge of Priority Lien Obligations, the Controlling Priority Lien Representative and (ii) after the Discharge of Priority Lien Obligations, the Junior Lien Representative that represents the Series of Junior Lien Debt with the then largest outstanding principal amount.

“Credit Facilities” means one or more credit facilities (including, without limitation, the Existing Credit Facility and the LC Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities) in whole or in part from time to time (and whether or not with the original administrative agent, lenders or trustee or another administrative agent or agents, other lenders or trustee).

“Debt” means, with respect to any Person, without duplication,

(1)	all indebtedness of such Person for borrowed money;

(2)

all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (other than any obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, reclamation bonds and completion guarantees, bank guarantees and similar obligations under any Mining Law or Environmental Law or with respect to workers’ compensation benefits);

(3)

all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (solely to the extent such letters of credit, bankers’ acceptances or other similar instruments have been drawn and remain unreimbursed);

(4)

all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable and accrued expenses incurred in the ordinary course of business, (ii) obligations under federal coal leases and (iii) obligations under coal leases which may be terminated at the discretion of the lessee and (iv) obligations for take-or-pay arrangements);

(5)	the Finance Lease Obligations of such Person;

(6)	all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;

(7)	all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; and

(8)	all obligations of such Person under Permitted Hedging Agreements;

provided that in no event shall Debt include (i) asset retirement obligations, (ii) obligations (other than obligations with respect to Debt for borrowed money or other Funded Debt) related to surface rights under an agreement for the acquisition of surface rights for the production of coal reserves in the ordinary course of business in a manner consistent with historical practice of the Company and its Subsidiaries and (iii) Non-Finance Lease Obligations.

The amount of Debt of any Person will be deemed to be:

(a)

with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the Fair Market Value of such asset on the date the Lien attached and (y) the amount of such Debt;

(b)	with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

(c)

with respect to any Permitted Hedging Agreement, the amount payable (determined after giving effect to all contractually permitted netting) if such Permitted Hedging Agreement terminated at that time; and

(d)	otherwise, the outstanding principal amount thereof.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, less the amount of Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Discharge of Credit Facility Obligations” means that the Priority Lien Obligations pursuant to the Existing Credit Facility (other than Swap Obligations) are no longer secured by, and no longer required to be secured by, the Collateral pursuant to the terms of the Existing Credit Facility or the other applicable Priority Lien Documents; provided that a Discharge of Credit Facility Obligations shall be deemed not to have occurred if the

Company has entered into any replacement credit agreement that has been designated in accordance with the terms of the Collateral Trust Agreement.

“Discharge of Priority Lien Obligations” means the occurrence of all of the following:

(1)	termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;

(2)

with respect to each Series of Priority Lien Debt, either (x) payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt of such Series (other than any undrawn letters of credit) or (y) there has been a legal defeasance or covenant defeasance pursuant to the terms of the applicable Priority Lien Debt Documents for such Series of Priority Lien Debt;

(3)

with respect to any undrawn letters of credit constituting Priority Lien Debt, either (x) discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt or (y) the issuer of each such letter of credit has notified the Priority Collateral Trustee in writing that alternative arrangements satisfactory to such issuer and to the holders of the related Series of Priority Lien Debt that has reimbursement obligations with respect thereto have been made; and

(4)

payment in full in cash of all other Priority Lien Obligations (other than Swap Obligations) that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time); and

(5)

with respect to any Secured Obligations, (A) the cash collateralization of all such Swap Obligations on terms satisfactory to each applicable Hedge Provider or (B) the expiration or termination of all Swap Contracts evidencing such Swap Obligations and payment in full in cash of all Swap Obligations due and payable after giving effect to such expiration or termination;

provided, however, that if, at any time after the Discharge of Priority Lien Obligations has occurred, the Company thereafter enters into any Priority Lien Document evidencing a Priority Lien Debt the incurrence of which is not prohibited by any applicable Secured Debt Document, then such Discharge of Priority Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new Priority Lien Debt (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Priority Lien Obligations), and, from and after the date on which the Company designates such Funded Debt as Priority Lien Debt in accordance with the terms of the Collateral Trust Agreement, the Obligations under such Priority Lien Document shall automatically and without any further action be treated as Priority Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein and any Junior Lien Obligations shall be deemed to have been at all times Junior Lien Obligations and at no time Priority Lien Obligations.

“Disqualified Equity Interests” means Equity Interests that by their terms (or by the terms of any security into which such Equity Interests are convertible, or for which such Equity Interests are exchangeable, in each case at the option of the holder thereof) or upon the happening of any event

(1)

mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or are required to be redeemed or redeemable at the option of the holder for consideration other than Qualified Equity Interests, or

(2)	are convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt,

in each case prior to the date that is 91 days after the Stated Maturity of the notes; provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require the repurchase or redemption upon an “asset sale” or “change of control” occurring prior to 91 days after the Stated Maturity of the notes if those provisions

(a)

are no more favorable to the holders of such Equity Interests than the provisions of the indenture described above under “—Repurchase of Notes at the Option of Holders— Asset Sales” and “—Certain Covenants—Repurchase of Notes at the Option of Holders—Change of Control,” and

(b)	specifically state that repurchase or redemption pursuant thereto will not be required prior to the Company’s repurchase of the notes as required by the indenture.

“Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary that is not a Foreign Subsidiary; provided, that in no event shall any such Subsidiary that is a Subsidiary of a Foreign Subsidiary be considered a “Domestic Restricted Subsidiary.”

“EBITDA” means, with respect to any specified Person for any period, the sum of, without duplication:

(1)	Consolidated Net Income, plus

(2)	Fixed Charges, to the extent deducted in calculating Consolidated Net Income, plus

(3)

to the extent deducted in calculating Consolidated Net Income and as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP (and without duplication):

(a)	Restructuring Costs; plus

(b)	the provision for Taxes based on income, profits or capital, including, without limitation, state franchise and similar Taxes; plus

(c)

depreciation, depletion, amortization (including, without limitation, amortization of intangibles, deferred financing fees and any amortization included in pension or other employee benefit expenses) and all other non-cash items reducing Consolidated Net Income (including, without limitation, write-downs and impairment of property, plant, equipment and intangibles and other long-lived assets and the impact of purchase accounting) but excluding, in each case, non-cash charges in a period which reflect cash expenses paid or to be paid in another period); plus

(d)

any expenses, costs or charges related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or Debt permitted to be incurred by the indenture (whether or not successful); plus

(e)	all non-recurring or unusual losses, charges and expenses (and less all non-recurring or unusual gains); plus

(f)	all non-cash charges and expenses, including start-up and transition costs, business optimization expenses and other non-cash restructuring charges; plus

(g)	the non-cash portion of “straight-line” rent expense; plus

(h)

non-cash compensation expense or other non-cash expenses or charges arising from the granting of stock options, the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution or change of any such stock option, stock appreciation rights or similar arrangements); plus

(i)	any debt extinguishment costs; plus

(j)

accretion of asset retirement obligations in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic No. 410, Asset Retirement and Environmental Obligations, and any similar accounting in prior periods; plus

(k)	net after-tax losses attributable to asset sales, and net after-tax extraordinary losses; plus

(l)

(a) mark-to-market gains (and less any mark-to-market losses) relating to any Permitted Hedging Agreements and (b) any mark-to-market losses attributed to short positions in any actual or synthetic forward sales contracts relating to coal or any other similar device or instrument or other instrument classified as a “derivative” pursuant to FASB ASC Topic No. 815, Derivatives and Hedging; plus

(m)	commissions, premiums, discounts, fees or other charges relating to performance bonds, bid bonds, appeal bonds, surety bonds, reclamation and completion guarantees and other similar obligations;

provided that, with respect to any Restricted Subsidiary, such items will be added only to the extent and in the same proportion that the relevant Restricted Subsidiary’s net income was included in calculating Consolidated Net Income. Any reimbursement or equity contribution which is included in calculating EBITDA shall be excluded for purposes of calculations under paragraph (a)(3)(B) under the covenant described above under “—Certain Covenants—Limitation on Restricted Payments;”

minus

(1)

the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (a) and (b) of this clause (1) increased such Consolidated Net Income for the respective period for which EBITDA is being determined):

(a)

non-cash items increasing Consolidated Net Income for such period (but excluding any such items in respect of which cash was received in a prior period or will be received in a future period or which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period), and

(b)	the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense.

“Environment” means soil, land surface or subsurface strata, water, surface waters (including navigable waters, ocean waters within applicable territorial limits, streams, ponds, drainage basins, and wetlands), ground waters, drinking water supply, water related sediments, air, plant and animal life, and any other environmental medium.

“Environmental Laws” means all laws (including common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the Environment, the preservation, restoration or reclamation of natural resources, or the presence, use, storage, discharge, management, release or threatened release of any pollutants, contaminants or hazardous or toxic substances, wastes or material or the effect of the environment on human health and safety.

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means an offer and sale of Qualified Stock of the Company after the Issue Date other than an issuance registered on Form S-4 or S-8 or any successor thereto or any issuance pursuant to employee benefit plans or otherwise relating to compensation to officers, directors or employees.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” means:

(1)	motor vehicles and other assets subject to certificates of title where the net book value of any such motor vehicle or other such asset individually is less than $1.0 million;

(2)	commercial tort claims where the amount of the net proceeds claimed is less than $1.0 million;

(3)

(i) any lease, license or other written agreement or written obligation (each, a “Contract”) and any leased or licensed asset under a Contract or asset financed pursuant to a purchase money financing Contract or Finance Lease Obligation, in each case that is the direct subject of such Contract (so long as such Contract is not entered into for purposes of circumventing or avoiding the collateral requirements of the indenture), in each case only for so long as the granting of a security interest therein (x) would be prohibited by, cause a default under or result in a breach of such Contract (unless the Company or any Controlled Subsidiary may unilaterally waive it) or would give another Person (other than the Company or any Controlled Subsidiary) a right to terminate or accelerate the obligations under such Contract or to obtain a Lien to secure obligations owing to such Person (other than the Company or any Controlled Subsidiary) under such Contract (in each case, except to the extent any such prohibition is unenforceable after giving effect to applicable anti-assignment provisions of the UCC or other applicable law) or (y) would require obtaining the consent of any Person (other than the Company or any Controlled Subsidiary) or applicable Governmental Authority, except to the extent that such consent has already been obtained and in each case after giving effect to applicable anti-assignment provisions of the UCC or other applicable law or (ii) any asset the granting of a security interest therein in favor of the Secured Parties would be prohibited by any applicable law (other than any organizational document) (except to the extent such prohibition is unenforceable after giving effect to applicable anti-assignment provisions of the UCC, other than proceeds thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibitions);

(4)

those assets with respect to which, in the reasonable judgment of the administrative agent under the Existing Credit Facility and the Company, the costs of obtaining or perfecting such a security interest are excessive in relation to the benefits to be obtained by the Secured Parties therefrom or would result in materially adverse tax consequences to the Company or its Subsidiaries as reasonably determined by the Company in consultation with the administrative agent under the Existing Credit Facility;

(5)	any Letter of Credit Rights (as defined in the UCC) (other than to the extent a Lien thereon can be perfected by filing a customary financing statement);

(6)

any right, title or interest in Receivables sold, pledged or financed pursuant to a Permitted Receivables Financing, and all of the Company’s and its Subsidiaries’ rights, interests and claims under a Permitted Receivables Financing;

(7)	any real property and leasehold rights and interests in real property other than Material Real Property;

(8)

any “intent-to-use” application for registration of a filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto; and

(9)

(i) any Equity Interests in the Pledgor, Peabody International Investments, Inc., Peabody International Holdings, LLC and each Subsidiary, whether now owned or hereafter acquired, substantially all of the assets of which consist of Equity Interests in Pledgor and any successor to any of the foregoing, (ii) any Equity Interests of captive insurance subsidiaries and not-for-profit subsidiaries, (iii) any Equity Interests in, or assets of, any Securitization Subsidiary (to the extent a pledge of the Equity Interests in such Securitization Subsidiary is prohibited under any Permitted Receivables Financing entered into by such Securitization Subsidiary), (iv) margin stock and (v) any Equity Interests in any Subsidiary that is not wholly-owned by the Company or any Restricted Subsidiary or in a Joint Venture, if the granting of a security interest therein (A) would be prohibited by, cause a default under or result in a breach of, or would give another Person (other than the Company or any Controlled Subsidiary) a right to terminate, under any organizational document, shareholders, joint venture or similar agreement applicable to such Subsidiary or Joint Venture or (B) would require obtaining the consent of any Person (other than the Company or any Controlled Subsidiary) (in each case after giving effect to applicable anti-assignment provisions of the UCC or other applicable law); provided that, if at any time after the Issue Date, in the good faith determination by the Company the pledge of 100% of the Voting Stock of Peabody Investments (Gibraltar) Limited could reasonably result in a material cash tax liability, the Pledgor’s legal charge over the stock of Peabody Investments (Gibraltar) Limited shall be reduced to levels such that there is no such material cash tax liability;

provided that the Collateral shall include the replacements, substitutions and proceeds of any of the foregoing unless such replacements, substitutions or proceeds also constitute Excluded Assets.

“Excluded Flood Zone Property” means any “building”, “structure” or mobile home” situated on any real property (each as defined in Regulation H as promulgated under the Flood Laws) located in a special flood hazard area and such real property under which such building, structure or mobile home stands.

“Existing Credit Facility” means the first lien secured credit facility, dated April 3, 2017, as amended, entered into by and among the Company and the Guarantors, JPMorgan Chase N.A., as administrative agent, and the lenders party thereto, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof.

“Existing Debt” means Debt of the Company or the Restricted Subsidiaries in existence on the Issue Date (other than the notes issued on the Issue Date and any Debt under the Existing Credit Facility, the LC Agreement, the 2025 Notes Indenture or 2022 Notes Indenture in existence on the Issue Date).

“Fair Market Value” means, with respect to any property, the price that could be negotiated in an arm’s-length transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction, or, where the price is established by an existing contract, the contract price. Fair Market Value shall be determined, except as otherwise provided, (a) if such property has a Fair Market Value equal to or less than $50.0 million, by any Officer; or (b) if such property has a Fair Market Value in excess of $50.0 million, by at least a majority of the disinterested members of the Board of Directors of the Company and evidenced by a resolution of the Board of Directors delivered to the Trustee.

“Finance Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a finance lease on the balance sheet of that Person.

“Finance Lease Obligations” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Finance Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that Finance Lease Obligations shall, for the avoidance of doubt, exclude all Non-Finance Lease Obligations.

“Fixed Charge Coverage Ratio” means, on any date (the “transaction date”), the ratio of:

(1)	the aggregate amount of EBITDA of the Company for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the “reference period”) to

(2)	the aggregate Fixed Charges of the Company during such reference period.

In making the foregoing calculation,

(1)

pro forma effect will be given to any Debt, Disqualified Stock or Preferred Stock Incurred during or after the reference period to the extent the Debt, Disqualified Stock or Preferred Stock is outstanding or is to be Incurred on the transaction date as if the Debt, Disqualified Stock or Preferred Stock had been Incurred on the first day of the reference period;

(2)

pro forma calculations of interest on Debt bearing a floating interest rate will be made as if the rate in effect on the transaction date (taking into account any Permitted Hedging Agreement applicable to the Debt if the Permitted Hedging Agreement has a remaining term of at least 12 months) had been the applicable rate for the entire reference period;

(3)

Fixed Charges related to any Debt, Disqualified Stock or Preferred Stock no longer outstanding or to be repaid or redeemed on the transaction date, except for Interest Expense accrued during the reference period under a revolving Credit Facility to the extent of the commitments thereunder (or under any successor revolving credit) in effect on the transaction date, will be excluded;

(4)	pro forma effect will be given to

(a)	the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries,

(b)

the acquisition or disposition of companies, divisions or lines of businesses by the Company and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period, and

(c)

the discontinuation of any discontinued operations but, in the case of Fixed Charges, only to the extent that the obligations giving rise to the Fixed Charges will not be obligations of the Company or any Restricted Subsidiary following the transaction date that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period.

To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available and will be calculated in accordance with Regulation S-X under the Securities Act.

“Fixed Charges” means, with respect to any specified Person for any period, the sum of:

(1)	Interest Expense for such period; and

(2)	the product of

(a)

cash and non-cash dividends paid, declared, accrued or accumulated on any Disqualified Stock of the Company or any Preferred Stock of a Restricted Subsidiary, except for dividends payable in the Company’s Qualified Stock or paid to the Company or to a Restricted Subsidiary, and

(b)

a fraction, the numerator of which is one and the denominator of which is one minus the sum of the currently effective combined Federal, state, local and foreign tax rate applicable to the Company and its Restricted Subsidiaries.

“Flood Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is a Foreign Subsidiary.

“Foreign Subsidiary” means a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any State thereof or the District of Columbia and any Subsidiary thereof.

“Foreign Subsidiary Holdco” means any domestic Subsidiary substantially all of the assets of which consist of the equity interests of a Foreign Subsidiary, or another Foreign Subsidiary Holdco.

“Funded Debt” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent;

(1)	in respect of borrowed money or advances; or

(2)

evidenced by loan agreements, bonds, notes or debentures or similar instruments or letters of credit (solely to the extent such letters of credit or other similar instruments have been drawn and remain unreimbursed) or, without duplication, reimbursement agreements in respect thereof.

For the avoidance of doubt, “Funded Debt” shall not include Swap Obligations or Cash Management Obligations.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Issue Date.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantor” means the Company, the Guarantors, the Pledgor and any other Person (if any) that at any time provides collateral security for any Secured Obligations

“Guarantee” by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing any Debt or other obligation of any other Person (the “primary obligor”), whether directly or indirectly, and including any written obligation of the guarantor, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or advance or supply funds for the purchase of) any security for the payment thereof, (b) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (c) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means each Restricted Subsidiary of the Company that executes a Note Guarantee and their respective successor and assigns.

“Hedge Provider” means the counterparty to the Company or any Subsidiary of the Company under any Swap Contract.

“Incur” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Restricted Subsidiary of or merges with the Company or any Subsidiary of the Company on any date after the date of the indenture (including by redesignation of an Unrestricted Subsidiary or failure of an Unrestricted Subsidiary to meet the qualifications necessary to remain an Unrestricted Subsidiary), the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of the covenant described above under “—Certain Covenants—Limitation on Debt and Disqualified Stock or Preferred Stock,” but will not be considered the sale or issuance of Equity Interests for purposes of the covenant described above under “—Repurchase of Notes at the Option of Holders—Asset Sales.”

“Insolvency or Liquidation Proceeding” means:

(1)	any voluntary or involuntary case commenced by or against the Company or any other Grantor under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization, receivership, liquidation or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)

any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)

any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Interest Expense” means, for any period, the consolidated interest expense (net of any interest income) of the Company and its Restricted Subsidiaries, plus, to the extent not included in such consolidated interest expense, and to the extent incurred, accrued or payable by the Company or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to Finance Leases, (ii) amortization of debt discount and debt issuance costs, (iii) capitalized interest, (iv) non-cash interest expense, (v) any of the above expenses with respect to Debt of another Person Guaranteed by the Company or any of its Restricted Subsidiaries and (vi) any interest, premiums, fees, discounts, expenses and losses on the sale of accounts receivable (and any amortization thereof) payable by the Company or any Restricted Subsidiary in connection with a Permitted Receivables Financing, and any yields or other charges or other amounts comparable to, or in the nature of, interest payable by the Company or any Restricted Subsidiary under any receivables financing, but excluding (a) amortization of deferred financing charges incurred in respect of the notes, any Credit Facility, and any other Funded Debt, (b) the write off of any deferred financing fees or debt discount and (c) any lease, rental or other expense in connection with a Non-Finance Lease Obligation, all as determined on a consolidated basis and in accordance with GAAP. Interest Expense shall be determined for any period after giving effect to any net payments made or received and costs incurred by the Company and its Restricted Subsidiaries with respect to any related interest rate Permitted Hedging Agreements. For purposes of this definition, interest on a Finance Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Finance Lease Obligation in accordance with GAAP.

“Investment” means

(1)

any advance, loan or other extension of credit to another Person (but excluding (i) advances to customers, suppliers, Joint Venture partners or the like in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivables, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business, (ii) commission, travel and similar advances to officers and employees made in the ordinary course of business and (iii) advances, loans or extensions of trade credit in the ordinary course of business by the Company or any of its Restricted Subsidiaries),

(2)	any capital contribution to another Person, by means of any transfer of cash or other property or in any other form,

(3)

any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services, or

(4)	any Guarantee of any Debt or Disqualified Stock of another Person.

If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a

Subsidiary of the Company, all remaining Investments of the Company and the Restricted Subsidiaries in such Person shall be deemed to have been made at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Person or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person on the date of such acquisition.

“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB– (or the equivalent) by S&P.

“Issue Amount” means (x) $255.58 million, in the case of the initial notes and (y) such other amount specified by the Company, in the case of any Additional Notes.

“Issue Date” means the date on which the initial notes (other than Additional Notes) are originally issued under the indenture.

“Joint Venture” means any Person in which the Company or its Subsidiaries hold an ownership interest (a) that is not a Subsidiary and (b) of which the Company or such Subsidiary is a general partner or joint venturer; provided, however, that Middlemount Coal Pty Ltd shall be considered a Joint Venture for purposes of this definition.

“Junior Collateral Trustee” means Wilmington Trust, National Association, in its capacity as collateral trustee for the Junior Lien Secured Parties under the Collateral Trust Agreement, together with its successors in such capacity.

“Junior Lien” means a Lien on Collateral granted by a Junior Lien Security Document to the Junior Collateral Trustee, at any time, upon any property of the Company, Pledgor or any Guarantor to secure Junior Lien Obligations.

“Junior Lien Cap” means, as of any date of determination, the amount of Junior Lien Debt that may be incurred by the Company such that, after giving pro forma effect to such Incurrence and the application of the net proceeds therefrom, the Total Leverage Ratio would not exceed 2.50 to 1.00.

“Junior Lien Debt” means Funded Debt, and letter of credit and reimbursement obligations with respect thereto, that is secured by a Junior Lien and that is permitted to be incurred and permitted to be so secured under each applicable Secured Debt Document;

provided, that:

(a) on or before the date on which such Funded Debt is incurred by the Company, such Funded Debt is designated by the Company as “Junior Lien Debt” for the purposes of the Secured Debt Documents and the Collateral Trust Agreement pursuant to the procedures set forth in the Collateral Trust Agreement; provided, that no Funded Debt may be designated as both Junior Lien Debt and Priority Lien Debt;

(b) unless such Funded Debt is issued under an existing Secured Debt Document for any Series of Junior Lien Debt whose Secured Debt Representative is already party to the Collateral Trust Agreement, the Junior Lien Representative for such Funded Debt executes and delivers a Collateral Trust Joinder in accordance with the terms of the Collateral Trust Agreement; and

(c) all other relevant requirements set forth in the Collateral Trust Agreement are complied with.

“Junior Lien Documents” means, collectively, any indenture, credit agreement or other agreement pursuant to which any Junior Lien Debt is incurred and the Junior Lien Security Documents.

“Junior Lien Obligations” means Junior Lien Debt and all other Obligations in respect thereof, including, without limitation, interest and premium (if any) (including post-petition interest whether or not allowable), and all guarantees of any of the foregoing.

“Junior Lien Representative” means in the case of any Series of Junior Lien Debt, the trustee, agent or representative of the holders of such Series of Junior Lien Debt who maintains the transfer register for such Series of Junior Lien Debt and (A) is appointed as a Junior Lien Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, together with its successors in such capacity, and (B) who has executed a Collateral Trust Joinder, together with its successor in such capacity.

“Junior Lien Secured Parties” means the holders of Junior Lien Obligations and each Junior Lien Representative.

“Junior Lien Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company, Pledgor or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Junior Collateral Trustee, for the benefit of any of the Junior Lien Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the Collateral Trust Agreement.

“LC Agreement” means the letter of credit facility agreement, to be dated as of the Issue Date, as amended, entered into by and among the Company and the Guarantors, the administrative agent party thereto, and the letter of credit issuers party thereto, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease (or other lease in respect of a Non-Finance Lease Obligation) constitute a Lien.

“Major Non-Controlling Priority Representative” means (i) prior to an Outstanding Loan Threshold Date, the Priority Lien Representative of a Series of Priority Lien Debt (other than the administrative agent with respect to the Priority Lien Debt pursuant to the Existing Credit Facility) that constitutes the largest outstanding principal amount of any then outstanding Series of Priority Lien Debt (provided, however, that if there are two outstanding Series of Priority Lien Debt which have an equal outstanding principal amount, the Series of Priority Lien Debt with the earlier maturity date shall be considered to have the larger outstanding principal amount for purposes of this clause (i)) and (ii) on or after an Outstanding Loan Threshold Date, the Priority Lien Representative of the Series of Priority Lien Debt that constitutes the largest outstanding principal amount of any then outstanding Series of Priority Lien Debt (provided, however, that if there are two outstanding Series of Priority Lien Debt which have an equal outstanding principal amount, the Series of Priority Lien Debt with the earlier maturity date shall be considered to have the larger outstanding principal amount for purposes of this clause (ii)). For purposes of this definition, “principal amount” shall be deemed to include the face amount of any outstanding letter of credit issued under the particular Series.

“Management Services Agreements” means, collectively, (i) the Management Services Agreement, dated as of August 4, 2020, by and between Peabody Investments Corp. and each of the Client Companies listed on the signature page thereto and (ii) the Management Services Agreement, dated as August 4, 2020, by and between

Peabody Energy Australia Pty Ltd and each of the Client Companies listed on the signature page thereto, in each case, as amended, modified or replaced from time to time.

“Material Real Property” means (a) any fee owned real property interest held by the Company or any of its Restricted Subsidiaries in an active Mine or any leasehold interest in real property of the Company or any of its Restricted Subsidiaries in an active Mine, (b) any real property owned by the Company or any of its Restricted Subsidiaries or in which the Company or any of its Restricted Subsidiaries has a leasehold interest located on a Reserve Area on the Issue Date that has a net book value in excess of $10.0 million (c) any real property acquired or otherwise owned by the Company or any of its Restricted Subsidiaries or in which the Company or any of its Restricted Subsidiaries acquires a leasehold interest after the Issue Date located on a Reserve Area that has a total net book value in excess of $25.0 million and (d) any other fee owned real property interest held by the Company or any of its Restricted Subsidiaries (other than the types of property described in clauses (a) through (c) above) with a total net book value in excess of $10.0 million as of the date of acquisition of such real property; provided that Material Real Property shall not include (x) any real property disclosed to the Trustee prior to the Release Date as a property intended to be sold following the Release Date, (y) any leasehold interests of the Company or any of its Restricted Subsidiaries in commercial real property constituting offices of the Company and its Subsidiaries or (z) any Excluded Flood Zone Property; provided that the aggregate total net book value of all Excluded Flood Zone Property acquired after April 11, 2018 does not exceed $50,000,000 in the aggregate as of the date of determination; provided further that, any future coal reserve or access to a coal reserve (x) that is fee owned by the Company or any of its Restricted Subsidiaries or in which the Company or any of its Restricted Subsidiaries has a leasehold interest and (y) that is located adjacent to, contiguous with, or in close proximity to, both geographically and geologically (according to reasonable standards used in the mining industry) an active Mine or Reserve Area, may, in the reasonable discretion of the administrative agent under the Existing Credit Facility (in consultation with the Company) and by notice to the Collateral Trustee, be deemed part of an active Mine or Reserve Area and, as a result, a “Material Real Property” in the future.

“Maximum Amount” shall mean the lesser of (i) the sum of the aggregate principal amount of Co-Issuer Notes as may be outstanding at any time and the aggregate Debt outstanding under the New Co-Issuer Term Loan Facility, (ii) the maximum amount of “Restricted Payments,” if any, that Peabody may be permitted to utilize for purposes of issuing additional notes pursuant to the requirement to offer to exchange additional notes for Co-Issuer Notes under the Co-Issuer Notes Indenture and an additional $206.0 million pursuant to the requirement to offer to exchange new Company Debt for the New Co-Issuer Term Loan Facility, in each case as of any date of determination, (iii) to the extent the Wilpinjong Mandatory Offer (as defined in the Co-Issuer Notes Indenture) may result in any Lien (as defined in the Peabody Existing Indenture), the maximum amount of Permitted Liens (as defined in the Peabody Existing Indenture) that may take the form of any such Lien and (iv) the maximum amount of “Investments” (as defined in the Peabody Credit Agreement), if any, that Peabody may be permitted to utilize for purposes of issuing notes and term loans under the LC Agreement, in each case as of any date of determination.

“Mine” means any excavation or opening into the earth now and hereafter made from which coal is or can be extracted from any of the Real Properties.

“Minimum Liquidity” means, as of any date of determination, an amount determined for the Company and its Restricted Subsidiaries on a consolidated basis equal to the sum of (i) unrestricted cash and Cash Equivalents of the Company and its Restricted Subsidiaries on a consolidated basis, plus (ii) the available borrowing capacity under the Existing Credit Facility, any replacement Credit Facility or any Permitted Receivables Financing available for the Company and its Restricted Subsidiaries for general corporate purpose or for working capital.

“Mining Laws” means any and all applicable federal, state, local and foreign statutes, laws, regulations, legally-binding guidance, ordinances, rules, judgments, orders, decrees or common law causes of action relating to mining operations and activities under the Mineral Leasing Act of 1920, the Federal Coal Leasing Amendments Act or the Surface Mining Control and Reclamation Act, each as amended or its replacement, and their state and local counterparts or equivalents.

“Mining Lease” means a lease, license or other use agreement which provides the Company or any Restricted Subsidiary the real property and water rights, other interests in land, including coal, mining and surface rights, easements, rights of way and options, and rights to timber and natural gas (including coalbed methane and gob gas) necessary or integral in order to recover coal from any Mine. Leases (other than Finance Leases or operating leases of personal property even if such personal property would become fixtures) which provide the Company or any other Restricted Subsidiary the right to construct and operate a conveyor, crusher plant, silo, load out facility, rail spur, shops, offices and related facilities on the surface of the Real Property containing such reserves shall also be deemed a Mining Lease.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgages” means all mortgages, debentures, hypothecs, deeds of trust, deeds to secure Debt and similar documents, instruments and agreements (and all amendments, modifications and supplements thereof) creating, evidencing, perfecting or otherwise establishing the Liens on real estate and other related assets to secure payment of the notes and the Note Guarantees or any part thereof.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash), net of

(1)

brokerage commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants and investment bankers and any relocation expenses incurred as a result thereof;

(2)	provisions for Taxes as a result of such Asset Sale taking into account the consolidated results of operations of the Company and its Restricted Subsidiaries;

(3)

payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale or to repay Debt outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold; and

(4)

appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

“New Co-Issuer Term Loan Agreement” means that certain Term Loan Agreement, dated as of the Issue Date, among PIC AU Holdings LLC and PIC AU Holdings Corporation, as borrowers, the term loan agent party thereto, and the lenders from time to time party thereto.

“New Co-Issuer Term Loan Facility” means the term loan facility evidenced by the Term Loan Agreement, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities) in whole or in part from time to time (and whether or not with the original administrative agent, lenders or trustee or another administrative agent or agents, other lenders or trustee).

“Non-Finance Lease Obligation” means a lease obligation that is not required to be accounted for as a finance lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. For the avoidance of doubt, a straight-line or operating lease shall be considered a Non-Finance Lease Obligation.

“Non-Recourse Debt” means Debt as to which (i) neither the Company nor any Restricted Subsidiary provides any Guarantee and as to which the lenders have been notified in writing that they will not have any recourse to the Capital Stock or assets of the Company or any Restricted Subsidiary and (ii) no default thereunder would, as such, constitute a default under any Debt of the Company or any Restricted Subsidiary.

“Note Documents” means the indenture, the notes and the Security Documents.

“Note Guarantee” means the guarantee of the notes by a Guarantor pursuant to the indenture.

“Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement, expenses, damages and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Senior Vice President, any Vice President or any Assistant Vice President of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company.

“Outstanding Loan Threshold Date” means the date that both (i) the outstanding principal amount of, without duplication, term Loans and unused commitments under the Existing Credit Facility (or the aggregate outstanding principal amount of all loans or other evidences of indebtedness, issued and outstanding letters of credit and commitments in respect thereof under any replacement Credit Facility designated as such in accordance with the provisions of the Collateral Trust Agreement) is less than 15% of the aggregate outstanding principal amount of all Priority Lien Debt and (ii) the aggregate outstanding principal amount of another Series of Priority Lien Debt exceeds the outstanding principal amount of, without duplication, term Loans and commitments under the Existing Credit Facility.

“Peabody Existing Indenture” means that certain indenture, dated as of February 15, 2017, by and between Peabody Securities Finance Corporation, a Delaware corporation (“PSFC”), and Wilmington Trust, National Association, as trustee (in such capacity, the “Peabody Existing Trustee”), as amended, modified or otherwise supplemented by (i) that certain supplemental indenture, dated as of April 3, 2017, among Peabody, PSFC, the subsidiary guarantors party thereto and the Peabody Existing Trustee, (ii) that certain supplemental indenture, dated as of May 7, 2018, among Peabody, NGS Acquisition Corp., LLC and the Peabody Existing Trustee, (iii) that certain supplemental indenture, dated as of August 9, 2018, between Peabody and the Peabody Existing Trustee, (iv) that certain supplemental indenture, dated as of December 7, 2018, among Peabody, Peabody Southeast Mining, LLC, and the Peabody Existing Trustee and (v) that certain supplemental indenture, dated as of the Issue Date, among Peabody, PSFC, the subsidiary guarantors party thereto and the Peabody Existing Trustee.

“Permitted Business” means any of the following, whether domestic or foreign: the mining, production, marketing, sale, trading and transportation (including, without limitation, any business related to terminals) of natural resources including coal, ancillary natural resources and mineral products, exploration of natural resources, any acquired business activity so long as a material portion of such acquired business was otherwise a Permitted Business, and any business that is ancillary or complementary to the foregoing.

“Permitted Hedging Agreements” means hedging agreements entered into in the ordinary course of business of the Company and its Restricted Subsidiaries to hedge interest rate, foreign currency, coal price or commodity risk or otherwise for non-speculative purposes (regardless of whether such agreement or instrument is classified as a “derivative” pursuant to FASB ASC Topic No. 815 and required to be marked-to-market).

“Permitted Holder” shall mean, each Person that is a “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 5% or more of the Voting Stock of the Company on the Issue Date.

“Permitted Investments” means:

(1)

(1) any Investment (i) in the Company or in a Guarantor, (ii) by a Restricted Subsidiary that is a not Guarantor in any other Restricted Subsidiary that is a not a Guarantor and (iii) by the Company or a Guarantor in a Restricted Subsidiary that is not a Guarantor consisting of Debt permitted to be incurred pursuant to subclause (iv) of clause (3) of “Certain Covenants—Limitation on Debt and Disqualified Stock or Preferred Stock”;

(2)	any Investment in cash or Cash Equivalents;

(3)	[reserved];

(4)	Investments received as non-cash consideration in an asset sale made pursuant to and in compliance with the covenant described above under “—Repurchase of Notes at the Option of Holders—Asset Sales;”

(5)

any Investment acquired solely in exchange for Qualified Stock of the Company or in exchange for Capital Stock of the Company which the Company did not receive in exchange for a cash payment, Debt or Disqualified Stock;

(6)	Permitted Hedging Agreements;

(7)

(i) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business, (ii) endorsements for collection or deposit in the ordinary course of business, and (iii) securities, instruments or other obligations received in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or reorganization of another Person, or in satisfaction of claims or judgments;

(8)	[reserved];

(9)

advances to officers, directors and employees of the Company in an aggregate amount not to exceed $5.0 million at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(10)	to the extent they involve an Investment, extensions of credit or letters of support to lessors, customers, suppliers and Joint Venture partners in the ordinary course of business;

(11)	Investments arising as a result of any Permitted Receivables Financing;

(12)	any Investment existing on the Issue Date or made pursuant to a legally binding written commitment in existence on the Issue Date;

(13)

(i) Investments in the nature of Production Payments, royalties, dedication of reserves under supply agreements or similar or related rights or interests granted, taken subject to, or otherwise imposed on properties, (ii) cross charges, Liens or security arrangements entered into in respect of a Joint Venture for the benefit of a participant, manager or operator of such Joint Venture, in each case, consistent with normal practices in the mining industry or (iii) payments or other arrangements whereby the Company or any Restricted Subsidiary provides a loan, advance payment or guarantee in return for future coal deliveries consistent with normal practices in the mining industry;

(14)

(i) promissory notes and other similar non-cash consideration received by the Company in connection with Asset Sales not otherwise prohibited under the indenture and (ii) Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, (B) litigation, arbitration or other disputes or (C) the foreclosure with respect to any secured investment or other transfer of title with respect to any secured investment;

(15)

to the extent they involve an Investment, purchases and acquisitions, in the ordinary course of business, of inventory, supplies, material or equipment or the licensing or contribution of intellectual property;

(16)

Investments made pursuant to surety bonds, reclamation bonds, performance bonds, bid bonds, appeal bonds and related letters of credit or similar obligations, in each case, to the extent such surety bonds, reclamation bonds, performance bonds, bid bonds, appeal bonds, related letters of credit and similar obligations are permitted under the indenture;

(17)

Investments (including debt obligations and Capital Stock) received in satisfaction of judgments or in connection with the bankruptcy or reorganization of suppliers and customers of the Company and its Restricted Subsidiaries and in settlement of delinquent obligations of, and other disputes with, such customers and suppliers arising in the ordinary course of business;

(18)

Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss

(19)	Investments resulting from pledges and deposits permitted under the definition of “Permitted Liens;”

(20)

Investments consisting of indemnification obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, reclamation bonds and completion guarantees and similar obligations under any Mining Law or Environmental Law or with respect to workers’ compensation benefits, in each case entered into in the ordinary course of business, and pledges or deposits made in the ordinary course of business in support of obligations under existing coal sales contracts (and extensions or renewals thereof on similar terms); and

(21)

in addition to Investments listed above, Investments in Persons engaged in Permitted Businesses in an aggregate amount, taken together with all other Investments made in reliance on this clause, not to exceed $5.0 million; provided, however, that if any Investment pursuant to this clause (21) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (21) for so long as such Person continues to be a Restricted Subsidiary of the Company.

“Permitted Liens” means

(1)	Priority Liens held by the Priority Collateral Trustee securing Priority Lien Debt Incurred pursuant to clause (1) of the definition of Permitted Debt and all related Priority Lien Obligations;

(2)

Junior Lien held by the Junior Collateral Trustee securing Junior Lien Debt in an aggregate principal amount (as of the date of Incurrence of such Junior Lien Debt and after giving pro forma effect to the application of the net proceeds therefrom) not exceeding the Junior Lien Cap as of such date and all related Junior Lien Obligations;

(3)	Liens existing on the Issue Date other than any Lien described under clauses (1), (2), or (31) of this definition of “Permitted Liens;”

(4)

Liens incurred or pledges or deposits under workers’ compensation laws, unemployment insurance laws, social security and employee health and disability benefits laws or similar legislation, or casualty or liability insurance or self-insurance including any Lien securing letters of credit, letters of guarantee or bankers’ acceptances issued in the ordinary course of business in connection therewith;

(5)

Liens imposed by law, such as landlords’, carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens and other similar Liens, on the property of the Company or any Restricted Subsidiary arising in the ordinary course of business and with respect to amounts which are not yet delinquent or are being contested in good faith by appropriate proceedings;

(6)

(i) Liens to secure the performance of bids, trade contracts and leases (other than Debt), reclamation bonds, insurance bonds, statutory obligations, surety and appeal bonds, performance bonds, bank guarantees and letters of credit and other obligations of a like nature incurred in the ordinary course of business, (ii) Liens on assets to secure obligations under surety bonds obtained as required in connection with the entering into of federal coal leases or (iii) Liens created under or by any turnover trust;

(7)

Liens for taxes, assessments or governmental charges or levies on the property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

(8)

easements, rights-of-way, zoning restrictions, leases, subleases, licenses, other restrictions and other similar encumbrances which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(9)

Liens on the property of the Company or any Restricted Subsidiaries, as a tenant under a lease or sublease entered into in the ordinary course of business by such Person, in favor of the landlord under such lease or sublease, securing the tenant’s performance under such lease or sublease, as such Liens are provided to the landlord under applicable law and not waived by the landlord;

(10)

customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker’s liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including Permitted Hedging Agreements;

(11)	Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

(12)	judgment Liens that are being contested in good faith by appropriate legal proceedings and for which adequate reserves have been made;

(13)	Permitted Real Estate Encumbrances;

(14)

Liens incurred in the ordinary course of business securing obligations not securing Debt for borrowed money and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of the Company and its Restricted Subsidiaries;

(15)

Liens securing obligations in respect of trade-related letters of credit permitted under clause (6) of Permitted Debt covering only the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;

(16)

Liens (including the interest of a lessor under a Finance Lease) on property and improvements that secure Debt Incurred pursuant to clause (9) of Permitted Debt for the purpose of financing all or any part of the purchase price or cost of construction or improvement of such property, provided that the Lien does not (x) extend to any additional property or (y) secure any additional obligations, in each case other than the initial property so subject to such Lien and the Debt and other obligations originally so secured;

(17)

Liens on property of a Person at the time such Person becomes a Restricted Subsidiary of the Company, provided that such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any other Restricted Subsidiary;

(18)

Liens on property at the time the Company or any of the Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into the Company or a Restricted Subsidiary of such Person, provided that such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any such Restricted Subsidiary;

(19)	Liens securing Debt or other obligations of the Company or a Restricted Subsidiary to the Company or a Guarantor;

(20)	Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is tax-exempt under the Internal Revenue Code;

(21)

Liens on specific items of inventory, equipment or other goods and proceeds of any Person securing such Person’s obligations in respect thereof or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(22)	Liens on Capital Stock of any Unrestricted Subsidiary;

(23)

Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary on deposit with or in possession of such bank;

(24)	deposits made in the ordinary course of business to secure reclamation liabilities, insurance liabilities and/or surety liabilities;

(25)	Liens on assets of Foreign Subsidiaries securing Debt of Foreign Subsidiaries;

(26)

extensions, renewals or replacements of any Lien referred to in clauses (1), (2), (3), (16), (17) or (18) in connection with the refinancing of the obligations secured thereby; provided that (i) such Lien does not extend to any other property (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to after-acquired property clauses to the extent such assets secured (or would have secured) the Debt being refinanced, refunded, extended, renewed or replaced), (ii) except as contemplated by the definition of “Permitted Refinancing Debt,” the aggregate principal amount of Debt secured by such Lien is not increased and (iii) such Lien has no greater priority than the Lien being extended, renewed or replaced;

(27)

surface use agreements, easements, zoning restrictions, rights of way, encroachments, pipelines, leases (other than Finance Lease Obligations), licenses, special assessments, trackage rights, transmission and transportation lines related to Mining Leases or mineral right or other Real Property including any re-conveyance obligations to a surface owner following mining, royalty payments and other obligations under surface owner purchase or leasehold arrangements necessary to obtain surface disturbance rights to access the subsurface coal deposits and similar encumbrances on Real Property imposed by law or arising in the ordinary course of business that do not secure any monetary obligation and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

(28)

pledges, deposits or non-exclusive licenses to use intellectual property rights of the Company or its Subsidiaries to secure the performance of bids, tenders, trade contracts, leases, public or statutory obligations, surety and appeal bonds, reclamation bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(29)

Liens (including those arising from precautionary UCC financing statement filings (and those which are security interests for purposes of the Personal Property Securities Act of 2009 (Cth)) with respect to bailments, leases or consignment or retention of title arrangements entered into by the Company, Pledgor or any Guarantor in the ordinary course of business;

(30)

Production Payments, royalties, dedication of reserves under supply agreements or similar or related rights or interests granted, taken subject to, or otherwise imposed on properties or (y) cross charges, Liens or security arrangements entered into in respect of a Joint Venture for the benefit of a participant, manager or operator of such Joint Venture, in each case, consistent with normal practices in the mining industry;

(31)

Liens on accounts receivable and related assets and proceeds thereof arising in connection with a Permitted Receivables Financing Incurred pursuant to clause (16) of the definition of “Permitted Debt”;

(32)	Liens securing Debt incurred pursuant to clause (18) of the definition of “Permitted Debt”; and

(33)	other Liens securing Obligations in an aggregate amount at any time outstanding not to exceed $10.0 million.

In addition, (i) with respect to any Lien securing Debt that was permitted to secure such Debt at the time of the Incurrence of such Debt, such Lien shall also be permitted to secure any Increased Amount of such Debt; and (ii) in the event that a Permitted Lien meets the criteria of more than one of the types of Permitted Liens (at the time of Incurrence or at a later date), the Company in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Permitted Lien in any manner that complies with this definition and such Permitted Lien shall be treated as having been made pursuant only to the clause or clauses of the definition of Permitted Lien to which such Permitted Lien has been classified or reclassified. The “Increased Amount” of any Debt shall mean any increase in the amount of such Debt in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Debt with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Debt outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Debt.

“Permitted Prior Lien” means any Lien that has priority over the Lien of the Priority Collateral Trustee for the benefit of the Priority Lien Secured Parties which Lien was permitted under each Priority Lien Document.

“Permitted Real Estate Encumbrances” means the following encumbrances which do not, in any case, individually or in the aggregate, materially detract from the value of any Mine subject thereto or interfere with the ordinary conduct of the business or operations of the Company and its Restricted Subsidiaries as presently conducted on, at or with respect to such Mine and as to be conducted following the Issue Date: (a) encumbrances customarily found upon real property used for mining purposes in the applicable jurisdiction in which the applicable real property is located to the extent such encumbrances would be permitted or granted by a prudent operator of mining property similar in use and configuration to such real property (e.g., surface rights agreements, wheelage agreements and reconveyance agreements); (b) rights and easements of (i) owners of undivided interests in any of the real property where the Company and its Restricted Subsidiaries owns less than 100% of the fee interest, (ii) owners of interests in the surface of any real property where the applicable party does not own or lease such surface interest, (iii) lessees, if any, of coal or other minerals (including oil, gas and coal bed methane) where the applicable the Company and its Restricted Subsidiaries does not own such coal or other minerals, and (iv) lessees of other coal seams and other minerals (including oil, gas and coal bed methane) not owned or leased by such party; (c) with respect to any real property in which the Company or any Restricted Subsidiary holds a leasehold interest, terms, agreements, provisions, conditions, and limitations (other than royalty and other payment obligations which are otherwise permitted hereunder) contained in the leases granting such leasehold interest and the rights of lessors thereunder (and their heirs, executors, administrators, successors, and assigns), subject to any amendments or modifications set forth in any landlord consent delivered in connection with a Mortgage; (d) farm, grazing, hunting, recreational and residential leases with respect to which the Company or any Restricted Subsidiary is the lessor encumbering portions of the real properties to the extent such leases would be granted or permitted by, and contain terms and provisions that would be acceptable to, a prudent operator of mining properties similar in use and configuration to such real properties; (e) royalty and other payment obligations to sellers or transferors of fee coal or lease properties to the extent such obligations constitute a lien not yet delinquent; (f) rights of others to subjacent or lateral support and absence of subsidence rights or to the maintenance of barrier pillars or restrictions on mining within certain areas as provided by any mining lease, unless in each case waived by such other person; and (g) rights of repurchase or reversion when mining and reclamation are completed.

“Permitted Receivables Financing” means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires Receivables of the Company or any Restricted Subsidiary and enters into a third party financing thereof on terms that the Board of Directors of the Company has concluded are customary and fair to the Company and its Restricted Subsidiaries.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Pledgor” means Peabody Global Holdings, LLC, a Delaware limited liability company, or any successor entity that directly holds the Capital Stock of Peabody Investments (Gibraltar) Limited.

“Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.

“Priority Collateral Trustee” means Wilmington Trust, National Association, its capacity as collateral trustee for the Priority Lien Secured Parties under the Collateral Trust Agreement, together with its successors in such capacity.

“Priority Lien” means a Lien granted, or purported to be granted, by a Security Document to the Priority Collateral Trustee, at any time, upon any property of the Company, Pledgor or any Guarantor to secure Priority Lien Obligations.

“Priority Lien Cap” means $1,950.0 million.

“Priority Lien Debt” means:

(1) the notes issued on the Issue Date and the related Note Guarantees;

(2) Funded Debt in existence on the Issue Date under the Existing Credit Facility;

(3) Funded Debt in existence on the Issue Date under the 2025 Notes Indenture and 2022 Notes Indenture;

(4) Funded Debt incurred on the Issue Date under the LC Agreement;

(5) any Funded Debt hereafter incurred under the Existing Credit Facility or the LC Agreement that is permitted to be incurred and secured under each applicable Secured Debt Document; and

(6) any other Funded Debt (including Additional Notes and borrowings under any Credit Facilities) that is secured by a Priority Lien and that is permitted to be incurred and permitted to be so secured under each applicable Secured Debt Document;

provided, that, in the case of Funded Debt referred to in clauses (5) and (6):

(a) on or before the date on which such Funded Debt is incurred by the Company, such Funded Debt is designated by the Company as “Priority Lien Debt” for the purposes of the Secured Debt Documents and the Collateral Trust Agreement pursuant to the procedures set forth in the Collateral Trust Agreement; provided, that no Funded Debt may be designated as both Priority Lien Debt and Junior Lien Debt;

(b) unless such Funded Debt is issued under an existing Secured Debt Document for any Series of Priority Lien Debt whose Secured Debt Representative is already party to the Collateral Trust Agreement, the Priority Lien Representative for such Funded Debt executes and delivers a Collateral Trust Joinder in accordance with the terms of the Collateral Trust Agreement; and

(c) all other relevant requirements set forth in the Collateral Trust Agreement are complied with.

For the avoidance of doubt, Swap Obligations and Cash Management Obligations do not constitute Priority Lien Debt but may constitute Priority Lien Obligations. Swap Obligations and Cash Management Obligations that are secured pursuant to the Priority Lien Documents with respect to a Series of Priority Lien Debt shall be “related to” such Series of Priority Lien Debt for purposes of the Collateral Trust Agreement.

“Priority Lien Documents” means, collectively, the Note Documents, the definitive documentation governing the Existing Credit Facility, the definitive documentation governing the LC Agreement, the definitive documentation governing 2025 Notes Indenture and 2022 Notes Indenture and any other indenture, credit agreement or other agreement pursuant to which any Priority Lien Debt is incurred and the Priority Lien Security Documents.

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect of Priority Lien Debt and any indemnification obligations under the Transaction Support Agreement (subject to the limitations set forth therein), including without limitation any post-petition interest whether or not allowable, together with all Swap Obligations and Cash Management Obligations and guarantees of any of the foregoing.

“Priority Lien Representative” means:

(1)	in the case of the notes, the Trustee; and

(2)

in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt and is appointed as a representative of the Priority Lien Debt (for purposes related to the administration of the Security Documents) pursuant to the credit agreement or other agreement governing such Series of Priority Lien Debt, and who has executed a Collateral Trust Joinder, together with any successor in such capacity.

“Priority Lien Secured Parties” means the holders of Priority Lien Obligations, each Priority Lien Representative and the Priority Collateral Trustee.

“Priority Lien Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company, Pledgor or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Priority Collateral Trustee, for the benefit of any of the Priority Lien Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the provisions described above under “—Collateral Trust Agreement—Voting.”

“Production Payments” means with respect to any Person, all production payment obligations and other similar obligations with respect to coal and other natural resources of such Person that are recorded as a liability or deferred revenue on the financial statements of such Person in accordance with GAAP.

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.

“Qualified Stock” means all Capital Stock of a Person other than Disqualified Stock.

“Rating Agencies” means S&P and Moody’s; provided, that if either S&P or Moody’s (or both) shall cease issuing a rating on the notes for reasons outside the control of the Company, the Company may select a nationally recognized statistical rating agency to substitute for S&P or Moody’s (or both).

“Real Property” shall mean, collectively, all right, title and interest of the Company or any Subsidiary (including any leasehold or mineral estate) in and to any and all parcels of real property owned or operated by the Company or any Subsidiary, whether by lease, license or other use agreement, including but not limited to, coal leases and surface use agreements, together with, in each case, all improvements and appurtenant fixtures (including all conveyors, preparation plants or other coal processing facilities, silos, shops and load out and other transportation facilities), easements and other property and rights incidental to the ownership, lease or operation thereof, including but not limited to, access rights, water rights and extraction rights for minerals.

“Receivables” means accounts receivable (including all rights to payment created by or arising from the sale of goods, leases of goods or the rendition of services, no matter how evidenced (including in the form of a chattel paper)).

“Refinancing Transactions” means the refinancing transactions as described in this offering circular.

“Required Junior Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Junior Lien Debt then outstanding, calculated in accordance with the provisions described above under “—Collateral Trust Agreement—Voting.” For purposes of this definition, Junior Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company (as certified in writing to the Collateral Trustee by the applicable Secured Debt Representative) will be deemed not to be outstanding and neither the Company nor any Affiliate of the Company will be entitled to vote any of the Junior Lien Debt.

“Reserve Area” means (a) the real property fee owned by the Company or any of its Restricted Subsidiaries or in which the Company or any of its Restricted Subsidiaries has a leasehold interest as is disclosed in writing to the Trustee on the Issue Date and (b) any real property constituting coal reserves or access to coal reserves fee owned by the Company or any of its Restricted Subsidiaries or in which the Company or any of its Restricted Subsidiaries has a leasehold interest, acquired after the Issue Date, that is not an active Mine.

“Restricted Subsidiary” means any Subsidiary of a Person other than any Unrestricted Subsidiary of such Person. Unless otherwise specified, “Restricted Subsidiary” means a Restricted Subsidiary of the Company.

“S&P” means S&P Global Ratings and its successors.

“Second Lien Collateral” shall consist of a pledge by PIC AU Holdings LLC, a Delaware limited liability company, of 100% of the equity interest of PIC Acquisition Corp., a Delaware corporation, and all other assets securing the Co-Issuer Notes, subject to Liens permitted by the Co-Issuer Notes Indenture as in effect on the Issue Date and without giving effect to subsequent amendments or supplements thereto.

“Secured Debt” means Priority Lien Debt and Junior Lien Debt.

“Secured Debt Documents” means the Priority Lien Documents and the Junior Lien Documents.

“Secured Debt Representative” means each Priority Lien Representative and each Junior Lien Representative.

“Secured Obligations” means Priority Lien Obligations and Junior Lien Obligations.

“Secured Parties” means the holders of Secured Obligations and the Secured Debt Representatives and the Collateral Trustee.

“Securitization Subsidiary” means any Subsidiary of the Company:

(i) that is designated a “Securitization Subsidiary” by the Company,

(ii) that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto,

(iii) no portion of the Debt or any other obligation, contingent or otherwise, of which

(a) is Guaranteed by the Company or any other Restricted Subsidiary of the Company,

(b) is recourse to or obligates the Company or any other Restricted Subsidiary of the Company in any way, or

(c) subjects any property or asset of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, and

(iv) with respect to which neither the Company nor any other Restricted Subsidiary of the Company (other than an Unrestricted Subsidiary) has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results;

other than, in respect of clauses (iii) and (iv), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.

“Security Documents” means the Collateral Trust Agreement, each joinder to the Collateral Trust Agreement, each Priority Lien Security Document and each Junior Lien Security Document, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the terms of the Collateral Trust Agreement.

“Series of Junior Lien Debt” means, severally, each issue or series of Junior Lien Debt for which a single transfer register is maintained.

“Series of Priority Lien Debt” means, severally, each series of the notes and each other issue or series of Priority Lien Debt for which a single transfer register is maintained.

“Series of Secured Debt” means each Series of Priority Lien Debt and each Series of Junior Lien Debt.

“Significant Subsidiary” means any Subsidiary of the Company that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Subordinated Debt” means any Debt of the Company, Pledgor or any Guarantor which is subordinated in right of payment to the notes or the Note Guarantee, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” means with respect to any Person, any corporation, association, limited liability company or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Surety Transaction Support Agreement” means that certain Transaction Support Agreement, dated as of November 6, 2020, by and among the Company Parties and the Sureties signatory thereto (each as defined therein).

“Swap Contract” means (i) any interest rate swap agreement, interest rate cap agreement, interest rate future agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement designed to protect against or mitigate interest rate risk, (ii) any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement designed to protect against or mitigate foreign exchange risk and (iii) any commodity or raw material, including coal, futures contract, commodity hedge agreement, option agreement, any actual or synthetic forward sale contracts or other similar device or instrument or any other agreement designed to protect against or mitigate raw material price risk (which shall for the avoidance of doubt include any forward purchase and sale of coal for which full or partial payment is required or received), in each case, between the Company or any Restricted Subsidiary, on the one hand, and any Lender (as defined in the Existing Credit Facility or the LC Agreement, as applicable), an Agent (as defined in the Existing Credit Facility or the LC Agreement, as applicable) or Arranger (as defined in the Existing Credit Facility or the LC Agreement, as applicable) or an Affiliate of any of the foregoing (or with any person that was a Lender (as defined in the Existing Credit Facility), Agent (as defined in the Existing Credit Facility or the LC Agreement, as applicable), Arranger (as defined in the Existing Credit Facility or the LC Agreement, as applicable) or an Affiliate of the foregoing when such Swap Contract was entered into).

“Swap Obligations” means all debts, liabilities and obligations of the Company or any of its Subsidiaries under any Swap Contract.

“Taxes” means any present or future tax, levy, import, duty, charge, deduction, withholding, assessment or fee of any nature (including interest, penalties, and additions thereto) that is imposed by any Governmental Authority or other taxing authority.

“Term Priority Collateral” means (i) equipment and fixtures; (ii) real estate assets; (iii) intellectual property; (iv) equity interests in all direct and indirect Subsidiaries of the Company; (v) all intercompany debt owed to the Company or any other Grantor; (vi) all other assets of any Grantor, whether real, personal or mixed not constituting ABL Priority Collateral; (vii) to the extent evidencing, governing, securing or otherwise reasonably related to any of the foregoing, all documents, general intangibles, instruments, commercial tort claims, letters of credit, letter of credit rights and supporting obligations; provided, however, that to the extent any of the foregoing also evidence, govern, secure or otherwise reasonably relate to any ABL Priority Collateral only that portion that evidences, governs, secures or primarily relates to Term Priority Collateral shall constitute Term Priority Collateral; (viii) all books records and documents related to the foregoing (including databases, customer lists and other records, whether tangible or electronic, which contain any information relating to any of the foregoing); and (ix) all proceeds and products of any or all of the foregoing in whatever form received, including proceeds of business interruption and other insurance and claims against third parties.

“Total Leverage Ratio” means (1) the excess of (a) Consolidated Total Debt of the Company and its Restricted Subsidiaries as of such date of determination and (b) an amount equal to the sum of the amount of unrestricted cash and Cash Equivalents of the Company and its Restricted Subsidiaries on a consolidated basis as of such date of determination to (2) EBITDA of the Company for the most recent four-quarter period for which internal financial statements are available, in each case with such pro forma adjustments to Consolidated Total Debt and EBITDA as are consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Transaction Support Agreement” means that certain Transaction Support Agreement, dated as of December 24, 2020, by and among, among others, the Company, PIC AU Holdings LLC, PIC AU Holdings Corporation, and the Consenting Noteholders defined therein.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 31, 2022; provided, however, that if the period from the redemption date to December 31, 2022 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Company will calculate the applicable Treasury Rate at least two but no more than four business days prior to the applicable redemption date and file with the Trustee, before such redemption date, a written statement setting forth the Applicable Premium and showing the calculation of the Applicable Premium in reasonable detail, and the Trustee will have no responsibility for verifying any such calculation.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agency or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“Unrestricted Subsidiary” means each of Ribfield Pty. Ltd, Middlemount Mine Management Pty Ltd, Middlemount Coal Pty Ltd, Newhall Funding Company, P&L Receivables Company, LLC, Sterling Centennial Missouri Insurance Corporation, Wilpinjong Coal Pty Ltd, PIC AU Holdings LLC, PIC AU Holdings Corporation, and PIC Acquisition Corp.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Restricted Subsidiary, a Restricted Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by the Company and one or more Wholly Owned Restricted Subsidiaries (or a combination thereof).